SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to par.240.14a-11(c) or par.240.14a-12


                        PAYCO AMERICAN CORPORATION
- - ----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- - -----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]     $500 per each party to the controversy pursuant to Exchange
         Act Rule 14a-6(i)(3).
[X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     $   29,149.88
       ----------------
 1)     Title of each class of securities to which transaction applies:

       Common Stock
- - -----------------------------------------------------------------------

2)      Aggregate number of securities to which transaction applies:

        10,155,085
- - ------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        The filing fee was determined based upon (a) 10,155,085 issued and outstanding shares of Common Stock, $.10 par value per share, of the Registrant (the "Shares") outstanding as of August 30, 1996; and (b) the merger consideration of $14.00 per Share (the "Merger Consideration") plus $3,573,195 payable to holders of the outstanding options to purchase Shares in cancellation of such options. The amount of the filing fee, calculated in accordance with Regulation 240.0-11 under the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the aggregate of the Merger Consideration being paid for the Shares and payments being made in cancellation of options to purchase Shares.


4) Proposed maximum aggregate value of transaction:

     $145,744,385

- - ----------------------------------------------------------------------

5) Total fee paid:

     $29,149.88
- - -----------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

- - -----------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:


- - ------------------------------------------------------------------------

3) Filing Party:

- - -------------------------------------------------------------------------

4) Date Filed:

=========================================================================

                         PRELIMINARY COPY



                  [Payco American Corporation Logo]

                        PAYCO AMERICAN CORPORATION
                        180 North Executive Drive
                       Brookfield, Wisconsin 53005


                         September [__], 1996


Dear Shareholder:

     You are invited to attend a Special Meeting of Shareholders of Payco American Corporation (the "Company") to be held at the Company's executive offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005 on October [__], 1996 at 9:00 a.m. local time.

     At the Special Meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger
Agreement") providing for the merger (the "Merger") of the Company with a wholly owned subsidiary of OSI Holdings Corp. ("OSI"), following which the Company will become a wholly owned subsidiary of OSI. Upon the consummation of the Merger, each share of common stock of the Company, $.10 par value per share, (the "Common Stock") outstanding immediately prior to the Merger will be converted into the right to receive $14.00 in cash, without interest, less any applicable withholding taxes.

     William Blair & Company, L.L.C., the investment banking firm retained by the Board of Directors of the Company in connection with the Merger, has rendered its opinion dated August 13, 1996 that, as of such date, the $14.00 in cash per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. A copy of the opinion is attached to the enclosed Proxy Statement as Annex C and should be read in its entirety.

     YOUR BOARD OF DIRECTORS AND A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAVE APPROVED THE MERGER AND THE TRANSACTIONS RELATED THERETO AND HAVE DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     The Common Stock is quoted on NASDAQ, and, consequently, pursuant to Wisconsin law, holders of Common Stock do not have statutory appraisal or dissenters' rights with respect to the Merger.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the actions to be taken by shareholders of the Company at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed Merger and includes information about the Company and OSI. Please read the Proxy Statement and Notice and consider the information included therein carefully.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                              Sincerely,


                              /S/ DENNIS G. PUNCHES
                              ---------------------
                              Dennis G. Punches, Chairman

                                               PRELIMINARY COPY

                        PAYCO AMERICAN CORPORATION
                        180 North Executive Drive
                        Brookfield, Wisconsin 53005


               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON OCTOBER [__], 1996

     Notice is hereby given that a Special Meeting of Shareholders of Payco American Corporation, a Wisconsin corporation, (the "Company") will be held on October [_], 1996, at 9:00 a.m., local time, at the Company's executive offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005, for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), by and among the Company,
                 OSI Holdings Corp., a Delaware corporation ("OSI"), and Boxer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of OSI ("Boxer"), a copy of which is attached as Appendix A to the accompanying Proxy Statement, pursuant to which, among other things:
                 (a) Boxer will be merged with and into the Company (the "Merger"), at which time the Company will become a wholly owned subsidiary of OSI, and (b) each share of the Company's common stock, par value $.10 per share ("Common Stock"), outstanding immediately prior to the Merger will be converted into the right to receive $14.00 in cash, without interest, less any applicable withholding taxes; and

          2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

       Only shareholders of record at the close of business on September [__], 1996, the record date with respect to this solicitation (the ("Record Date"), are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock outstanding on the Record Date, in person or by proxy, is required to approve the Merger Agreement.

     The Common Stock is quoted on NASDAQ, and, consequently, pursuant to Wisconsin law, holders of Common Stock do not have statutory appraisal or dissenters' rights with respect to the Merger.

     A complete list of shareholders entitled to vote at the Special Meeting will be available for inspection at the Company's principal executive offices, located at 180 North Executive Drive, Brookfield, Wisconsin during ordinary business hours through the date of the Special Meeting and such list will be available for inspection at the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    /S/  SUSAN MATHISON
                    -------------------
                    Susan Mathison, Secretary


                                                 PRELIMINARY

                        PAYCO AMERICAN CORPORATION
                        180 NORTH EXECUTIVE DRIVE
                       BROOKFIELD, WISCONSIN 53005


                              PROXY STATEMENT

                      SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON OCTOBER [__], 1996

     This Proxy Statement is being furnished to the holders of shares of common stock, $.10 par value, (the "Common Stock") of Payco American Corporation, a Wisconsin corporation (the "Company" or "Payco"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on October [__], 1996 at 9:00 a.m., local time, at the Company's executive offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005 and at any postponements or adjournments thereof.

     At the Special Meeting, the Company's shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), by and among the Company, OSI Holdings Corp., a Delaware corporation, ("OSI") and Boxer Acquisition Corp., a Delaware corporation, ("Boxer"), which is a wholly owned subsidiary of OSI, and the transactions contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. The Merger Agreement provides for the merger of Boxer with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), (i) the Company will become a wholly owned subsidiary of OSI, and (ii) each outstanding share of Common Stock immediately prior to the Merger (other than any shares of Common Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by OSI or any direct or indirect subsidiary of OSI, including Boxer) will be converted into the right to receive $14.00 per share in cash, without interest, less any applicable withholding taxes. See "THE MERGER AGREEMENT - Conversion and Cancellation of Common Stock." In addition, each holder of an employee stock option to acquire shares of Common Stock will, immediately after the Effective Time, become entitled to receive a cash payment with respect to each share subject to such option equal to $14.00 less the per share exercise price of such option and less any applicable withholding taxes. See "TREATMENT OF STOCK OPTIONS."

     This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy to all shareholders of record on September [__], 1996 (the "Record Date"), the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold Common Stock in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone. In addition, while the Company has no present intention to retain anyone to assist in soliciting proxies, the Company may do so if it deems such action necessary. The cost of the solicitation of proxies will be borne by the Company.

     The information contained in this Proxy Statement is qualified in its entirety by the Annexes hereto and the documents referred to and incorporated by reference herein, each of which is important and should be carefully reviewed in its entirety.

     This Proxy Statement, the accompanying Notice of Special Meeting of Shareholders and the accompanying proxy are first being mailed to shareholders of the Company on or about September [__], 1996.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

          The date of this Proxy Statement is September [__], 1996.

                            TABLE OF CONTENTS

AVAILABLE INFORMATION..............................................
SUMMARY............................................................
  The Parties......................................................
  Special Meeting of Shareholders..................................
    Date, Time and Place...........................................
    Record Date....................................................
    Purpose of Meeting.............................................
    Outstanding Shares.............................................
    Vote Required..................................................
    No Appraisal Rights............................................
  Special Factors..................................................
    Background of the Merger; Reasons for the Merger...............
    Recommendation of the Company's Board of Directors and Special
      Committee of the Board of Directors..........................
    Opinion of Financial Advisor of the Company....................
    Interests of Certain Persons in the Merger.....................
    Federal Income Tax Consequences................................
    Regulatory Filings and Approvals...............................
    Financing of the Merger........................................
  The Merger Agreement.............................................
    The Merger.....................................................
    Effective Time.................................................
    Conversion and Cancellation of Common Stock....................
    Exchange Procedure.............................................
    Conditions to the Merger.......................................
    Additional Agreements Between the Company and OSI; Other Offers
    Termination....................................................
    Termination Fees...............................................
    Indemnification................................................
  Treatment of Stock Options.......................................
  Stock Ownership of Management and Certain Other Beneficial Owners
  Market Price of Common Stock.....................................
  Selected Consolidated Financial Data.............................
INTRODUCTION.......................................................
PARTIES TO THE MERGER..............................................
  The Company......................................................
  OSI..............................................................
  Boxer............................................................
THE SPECIAL MEETING................................................
  Date, Time and Place of Special Meeting..........................
  Record Date and Outstanding Shares...............................
  Voting Proxies...................................................
  Vote Required....................................................
  No Appraisal Rights..............................................
  Solicitation of Proxies; Expenses................................
SPECIAL FACTORS....................................................
  Background of the Merger.........................................
  Reasons for the Merger...........................................
  Recommendation of the Company's Board of Directors and Special
    Committee of the Board of Directors............................
  Opinion of Financial Advisor to the Company......................
    Analysis of Historical Projections.............................
    Implied Future Share Price Analysis............................
    Comparable Company Analyses....................................
    Stock Price Analysis...........................................
  Comparable Acquisitions Analysis.................................
    Acquisitions Premium Analysis...................................
    Discounted Cash Flow Analysis..................................
    Leveraged Buyout Analysis......................................
  Interest of Certain Persons in the Merger........................
    Agreement to Vote for Merger Agreement and Merger..............
    Consulting, Employment and Covenant Not-to-Compete Agreements..
    Stock Options..................................................
    Common Share Equivalent Plan...................................
    Indemnification of Directors and Officers......................
  Federal Income Tax Considerations................................
  Regulatory Filings and Approvals.................................
  Financing of the Merger..........................................
THE MERGER AGREEMENT...............................................
  The Merger.......................................................
  Effective Time of the Merger.....................................
  Conversion and Cancellation of Common Stock......................
  Exchange Procedure...............................................
  Conditions to the Merger.........................................
  Additional Agreements Between the Company and OSI.................
  Other Offers.....................................................
  Termination......................................................
  Expenses and Termination Fees....................................
  Indemnification..................................................
  Amendment........................................................
TREATMENT OF STOCK OPTIONS.........................................
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS...........
MARKET PRICE OF COMMON STOCK.......................................
SELECTED CONSOLIDATED FINANCIAL DATA...............................
INDEPENDENT PUBLIC ACCOUNTANTS.....................................
INCORPORATION OF INFORMATION BY REFERENCE..........................
OTHER MATTERS......................................................
ANNEX A - Agreement and Plan of Merger.............................
ANNEX B - Voting Agreement.........................................
ANNEX C - William Blair & Company L.L.C. Opinion Letter Dated
            August 13, 1996........................................
ANNEX D - Consulting Agreement with Dennis G. Punches..............
ANNEX E - Covenant Not-to-Compete Agreement with Dennis G. Punches.
ANNEX F - Employment Agreement.....................................
ANNEX G - Covenant Not-to-Compete Agreement........................
ANNEX H - Goldman Sachs & Co. letter to OSI dated August 12, 1996.. ANNEX I - Chase Securities, Inc. letter to OSI dated August 12, 1996 ANNEX J - Chase Manhattan Bank letter to OSI dated August 7, 1996..

                       AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20949, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10019. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is quoted on the NASDAQ National Market and certain of the Company's reports, proxy materials and other information can be inspected at the offices of NASDAQ, 1739 K Street, N.W., Washington, D.C. 20006.

                                 SUMMARY

     This Proxy Statement relates to the proposed merger (the "Merger") of Boxer Acquisition Corp., a Delaware corporation, ("Boxer") which is a wholly owned subsidiary of OSI Holdings Corp., a Delaware corporation ("OSI"), with and into Payco American Corporation, a Wisconsin corporation (the "Company" or "Payco"). The following is intended as a summary of the information contained in this Proxy Statement, is not intended to be a complete statement of all material features of the proposal to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement or incorporated herein by reference. Capitalized terms used but not defined in this summary have the meaning given to them elsewhere in this Proxy Statement.

                                 THE PARTIES
                                 -----------
     The Company is a leading provider of a full range of accounts receivable management services, including customer service outsourcing. The Company provides nationwide account coverage through its network of 37 offices across the United States and Puerto Rico and employs more than 3,300 people. The Company is also a majority owner of joint ventures in Mexico City, Mexico and Tokyo, Japan that provide receivable management services.

     OSI, based in Atlanta, was formed in September 1995 by McCown De Leeuw & Co., a private investment company, to build the largest single-source provider of a full range of accounts receivable management services to credit issuers. OSI's strategy is to acquire leaders in various accounts receivable management businesses, including contingent fee collection services, debt portfolio purchasing, billing, teleservicing and complete functional outsourcing. OSI currently has three separate operating companies, Account Portfolios, Inc., A.M. Miller & Associates, Inc. and Continental Credit Services, Inc.

     Boxer is a wholly owned subsidiary of OSI. Boxer was formed by OSI for the purpose of effecting the Merger and has not conducted any prior business.

     The principal executive offices of OSI and Boxer are located at 300 Galleria Parkway, Suite 690, Atlanta, Georgia 30339 and the telephone number at that address is (770) 988-2900.

                       SPECIAL MEETING OF SHAREHOLDERS
                       -------------------------------
Date, Time And Place
- - --------------------
     The Special Meeting will be held on October [__], 1996, at 9:00 a.m., local time, at the Company's executive offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005.

Record Date
- - ------------
     Only holders of record of shares of Common Stock at the close of business on September [__], 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.

Purpose of the Meeting
- - ----------------------
     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement. The Merger Agreement provides that, at the Effective Time, the Company will become a wholly owned subsidiary of OSI and each outstanding share of Common Stock (other than shares owned by the Company, OSI and OSI's subsidiaries) will be converted into the right to receive $14.00 in cash, without interest, less any applicable withholding taxes.

Outstanding Shares
- - ------------------
     At the close of business on the Record Date, there were [____________] shares of Common Stock outstanding, and each such share is entitled to one vote.

Vote Required
- - -------------
     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock outstanding on the Record Date. Certain shareholders of the Company, holding in the aggregate 2,030,985 shares of the Common Stock, or approximately [__]% of the outstanding shares on the Record Date, have entered into Voting Agreements with OSI, in the form of Annex B attached hereto, pursuant to which they have agreed to vote such shares in favor of the Merger. See "SPECIAL FACTORS - Interests of Certain Persons in the Merger."

No Appraisal Rights
- - -------------------
     The Common Stock is quoted on NASDAQ, and, consequently, pursuant to Wisconsin law, holders of Common Stock do not have statutory appraisal or dissenter's rights with respect to the Merger.

                             SPECIAL FACTORS
                              ---------------
Background of the Merger; Reasons For The Merger
- - ------------------------------------------------
     The negotiations with OSI resulting in the signing of the Merger Agreement started with a meeting on October 21, 1995, ultimately leading to intense negotiations during the period between June 11, 1996 and the signing of the Merger Agreement on August 13, 1996.

     The Company's Board of Directors and the Special Committee of the Board of Directors believes that the terms of the Merger are fair to the shareholders of the Company. In reaching this conclusion, the Board has considered a number of factors relating to the business and prospects of the Company, the industry it serves and its customers, the advice of its advisors, the fairness opinion of William Blair & Co., L.L.C. and the terms of the Merger Agreement.

     For a more detailed discussion of these matters, see "SPECIAL FACTORS-Background of the Merger," "Reasons for the Merger" and "Opinion of Financial Advisor to the Company."

Recommendation of the Company's Board Of Directors and Special Committee of
- - ---------------------------------------------------------------------------
the Board of Directors
- - ----------------------


     THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.



Opinion of Financial
- - --------------------
Advisor to the Company
- - ----------------------
     William Blair & Company, L.L.C. ("William Blair") has delivered its written opinion to the Board of Directors of the Company that, as of August 13, 1996, the $14.00 in cash per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. The full text of the written opinion of William Blair, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. SEE "SPECIAL FACTORS - Opinion of Financial Advisor to the Company."

Interests of Certain Persons in the Merger
- - ------------------------------------------
     In considering the recommendation of the Board of Directors of the Company with respect to the Merger, shareholders should be aware that certain executive officers and directors of the Company have interests in connection with the Merger.

     As a condition to the execution of the Merger Agreement, OSI required that certain of the executive officers of the Company who also serve as directors of the Company, namely Messrs. James R. Bohmann, Patrick E. Carroll, William W. Kagel, Alvin W. Keeley, David S. Patterson, Dennis G. Punches and Neal R. Sparby, and three other employees enter into agreements to vote the shares owned by them for the approval of the Merger Agreement. As of the Record Date, such individuals owned an aggregate of 2,030,985 shares of the Common Stock, or approximately [__]% of the issued and outstanding shares on the Record Date.

     As a condition to entering into the Merger Agreement, OSI required the Company to enter into certain covenant not-to-compete agreements and employment or consulting agreements with certain of the executive officers and directors of the Company, which agreements will be effective only if the Merger is consummated, as follows: (i) a consulting agreement with Dennis G. Punches, Chairman of the Board of the Company, in which he agrees to make himself available to consult with the Company for a period of three years after the Effective Time and providing for a payment to him of

$150,000 at the conclusion of the three year period plus reimbursement of expenses, (ii) a covenant not-to-compete agreement with Dennis G. Punches which prohibits him from engaging in the accounts receivable management business in North America (including Canada, Mexico and Puerto Rico) and any other jurisdiction where the Company is doing business or qualified to do business for a period of three years after the Effective Time in consideration of a lump sum payment to him at the Effective Time of $3,000,000, and (iii) employment agreements with six other directors and executive officers, namely Messrs. Neal R. Sparby, William W. Kagel, Alvin
W. Keeley, Patrick E. Carroll, David S. Patterson and James R. Bohmann, pursuant to which each of them will be employed by the Company in their present capacities for a period of one year after the Effective Time at salaries that range from $189,000 to $246,413, annually, and which require payment of any bonus due and continued payment of base salary for the remaining portion of such one year period (offset by remuneration from other employment) if the employee is terminated without cause during the initial one year term, and (iv) covenant not-to-compete agreements with the six directors and executive officers of the Company referred to in clause
(iii), above, prohibiting them from engaging in the accounts receivable management business in any jurisdiction where the Company is doing business or qualified to do business for a period of one year after the Effective Time in consideration of lump sum payments to them at the Effective Time ranging in amount from $25,000 to $100,000. In addition, OSI required the Company to enter into employment agreements on similar terms with two other executive officers who are not directors and to enter into covenant not-to
- - -compete agreements with such officers and also with Joseph T. Treleven, Director of Mergers/Acquisitions of the Company, pursuant to which he will be paid $200,000 and will be restricted from competing with the Company for a three year period.

     The six directors and executive officers who have entered into employment and covenant not-to-compete agreements described above hold options to purchase an aggregate of 260,510 shares of the Common Stock at a weighted average exercise price of $8.93, which options, at the Effective Time, will be surrendered by each of them for cash payments equal to $14.00 per share less the exercise price of the related option and less any applicable withholding taxes.

     Two directors and executive officers, Patrick E. Carroll and James R. Bohmann, were previously granted an aggregate of 6,960 and 4,960 Units, respectively, under the Company's Common Share Equivalent Plan which have a capped value of $7.50 per Unit and which, under the terms of the Plan and elections previously made by them under the Plan, would have been paid to them upon termination of their employment with the Company. Under the terms of the Merger Agreement, the value of such Units and all other Units under the Common Share Equivalent Plan will be paid in cash at the Effective Time.

     In the Merger Agreement, OSI agrees for certain periods of time to keep in effect the provisions in the Articles of Incorporation and the by-laws of the Company with respect to indemnification and exculpation from liability of officers and directors of the Company, and to maintain in effect certain directors' and officers' insurance covering those persons who are currently covered by the Company's current policy.

     See "SPECIAL FACTORS - Interests of Certain Persons in the Merger."

Federal Income Consequences
- - ---------------------------
     In general, each shareholder will recognize gain or loss per share equal to the difference between the cash received for the shareholder's shares and the shareholder's tax basis per share in the Common Stock. Such gain or loss generally will be treated as capital gain or loss if a shareholder's shares of Common Stock were held as capital assets at the time of the Merger. THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH SHAREHOLDER SHOULD CAREFULLY REVIEW THE MORE DETAILED DESCRIPTION CONTAINED IN "THE MERGER - Federal Income Tax Consequences" AND CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS. See "SPECIAL FACTORS - Federal Income Tax Consequences."

Regulatory Filings And Approvals
- - --------------------------------
     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions, including the Merger, may not be consummated until specified waiting period requirements have been satisfied. On [___________], 1996, the Notification and Report Forms required pursuant to the HSR Act were filed by OSI and the Company, respectively, with the Antitrust Division of the Department of Justice and the FTC for review in connection with the Merger. On [__________], 1996 the applicable waiting period requirements were satisfied.

     The receipt of all approvals, consents, authorizations, exemptions and waivers from governmental agencies required in order to enable the parties to consummate the transactions contemplated by the Merger Agreement is a condition to the obligations of the parties. Certain notification and relicensing may be required under the collection agency laws of various states in order for the Company to be able to continue its business without interruption following the Effective Time.

     See "SPECIAL FACTORS - Regulatory Filings and Approvals"


Financing of the Merger
- - -----------------------
     The estimated total amount of funds required to consummate the Merger and pay the related fees and expenses is expected to be approximately $[_______]. In order to complete the Merger and to refinance certain indebtedness of OSI, OSI requires, and the Merger is conditioned upon OSI's obtaining, financing in the amount of $250,000,000, including $200,000,000 in the form of a senior credit facility, of which $150,000,000 would be borrowed at the time of the consummation of the Merger, and the private placement or public offering of approximately $100,000,000 of senior subordinated notes. This financing would replace approximately $[_____] of OSI's indebtedness which is currently outstanding.

     OSI has received letters dated August 12, 1996 from Goldman, Sachs & Co. ("Goldman Sachs") and Chase Securities Inc.("Chase Securities") that they are highly confident of their ability to sell or place the senior subordinated notes subject to certain terms and conditions set forth in such letters which are attached hereto as Annexes H and I, respectively. Such letters are not commitments by Goldman Sachs or Chase Securities to purchase or place the senior subordinated notes. OSI has also received a letter dated August 7, 1996 from Goldman Sachs Credit Partners L.P. (formerly known as Pearl Street L.P.) ("GSCP"), an affiliate of Goldman Sachs, The Chase Manhattan Bank ("Chase Manhattan") and Chase Securities in which (i) each of GSCP and Chase Manhattan commits to make available one-half the $200,000,000 senior credit facility required by OSI; (ii) GSCP and Chase Manhattan agree to act as co-administrative agents with respect to the senior credit facility and (iii) Goldman Sachs and Chase Securities agree to act as arranging agents in connection with the senior credit facility. A copy of such letter is attached hereto as Annex J. The commitments and agreements contained in such letter are subject to a number of terms and conditions, which are set forth in such letters. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH LETTERS IN THEIR ENTIRETY.



     See "SPECIAL FACTORS - Financing of the Merger."

                            THE MERGER AGREEMENT

The Merger
- - ----------
     Pursuant to the terms of the Merger Agreement, at the Effective Time
(i) Boxer will be merged with and into the Company and will cease to exist as a separate entity; (ii) the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly owned subsidiary of OSI; and (iii) each outstanding share of Common Stock (other than shares owned by the Company, OSI and OSI's subsidiaries) will be converted into the right to receive $14.00 in cash, without interest, (the "Merger Consideration") less any applicable withholding taxes.

Effective Time
- - --------------
     The Effective Time will be the time and date when Articles of Merger are filed by the Company with the Secretary of State of the State of Wisconsin and a Certificate of Merger is filed by Boxer with the Secretary of State of the State of Delaware and the Merger thereby becomes effective. Subject to the terms and conditions of the Merger Agreement, it is presently contemplated that the Effective Time will occur as soon as practicable after each of the conditions to the Merger have been satisfied or waived but not later than 60 days after the Special Meeting. See "THE MERGER AGREEMENT -Effective Time of the Merger," "- Conditions to the Merger" and "- Regulatory Filings and Approvals."

Conversion and Cancellation of Common Stock
- - -------------------------------------------
     Upon the consummation of the Merger, each then outstanding share of Common Stock, other than shares owned by the Company, OSI or OSI's subsidiaries, will be converted into, and represent the right to receive, the Merger Consideration less any applicable withholding taxes and all such shares of Common Stock will no longer be outstanding and will be canceled and retired and will cease to exist. See "THE MERGER AGREEMENT - Conversion and Cancellation of Common Stock."

Exchange Procedure
- - ------------------
     Promptly after the Effective Time, the paying agent appointed by OSI (the "Paying Agent") will mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Common Stock, a letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Company, as the Surviving Corporation, of shares of Common Stock. See "THE MERGER AGREEMENT - Exchange Procedure."

CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL.

Conditions to the Merger
- - ------------------------
     The respective obligations of the Company and OSI to consummate the Merger are subject to certain conditions, including, among others, (i) the receipt by OSI of financing to consummate the transactions contemplated by the Merger Agreement, (ii) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, (iii) the receipt of all necessary regulatory approvals of the Merger, and (iv) the agreement of all of the holders of options to purchase Common Stock of the Company to surrender the same in cancellation and settlement thereof for a cash consideration equal to $14.00 per share, less the exercise price of such related options and less any applicable withholding taxes. See "THE MERGER AGREEMENT - Conditions to the Merger."

Additional Agreements Between the Company and OSI; Other Offers
- - ---------------------------------------------------------------
     In the Merger Agreement, the Company has agreed, among other things, that (i) the Company and each of its subsidiaries will conduct business only in the ordinary and usual course; (ii) neither the Company nor any of its subsidiaries will, directly or indirectly, nor will the Company or any of its subsidiaries permit their respective officers, directors, employees, agents and representatives to, encourage, solicit or initiate the submission of any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its subsidiaries (an "Acquisition Proposal"), enter into any agreement with respect to any Acquisition Proposal or participate in any way in discussions or negotiations with, or, furnish any information to, any other party in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the Company may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably believes will result in a tender offer, a merger or a sale of all or substantially all of the assets of the Company on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's shareholders than the transactions contemplated by the Merger Agreement (a "Superior Proposal") if the Board of Directors reasonably determines, in its good faith judgment (and has been advised by independent legal counsel), that failing to take such action would constitute a breach of its fiduciary obligations under applicable law; (iii) the Company shall advise OSI of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or proposal and the identity of the person making any such proposal or inquiry and will keep OSI fully informed in all material respects of the status and of any such request, proposal or inquiry and the details of any information requested of or provided by the Company and of all discussions or negotiations with respect to any such request, proposal or inquiry; and (iv) neither the Board of Directors of the Company nor the Special Committee shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to OSI the approval and recommendation of the Merger and the Merger Agreement or approve or recommend, or propose to approve or recommend, any Acquisition Proposal unless the Merger Agreement shall have been terminated in accordance with its terms. . See "THE MERGER AGREEMENT - Additional Agreements Between the Company and OSI" and "- Other Offers."


Termination
- - -----------
     The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of the Company and OSI or by either the Company or OSI if, among other things, (i) any governmental or regulatory agency shall have issued an order, decree or ruling permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling is final and nonappealable, (ii) the Merger has not become effective by February 12, 1997, (iii) the Board of Directors of the Company and, if required, the Special Committee, determines in its good faith judgment that an Acquisition Proposal will result in a Superior Proposal and the Board determines in its good faith judgment (and has been advised by independent legal counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary obligations under applicable law; provided, however that the Company has given reasonably prompt written notice to OSI of the receipt of such Acquisition Proposal and following such notification by the Company to OSI of receipt of such Acquisition Proposal, the Company has kept OSI reasonably informed of the terms and conditions of such Acquisition Proposal and the identity of the party making such proposal, and prior to or simultaneously with such termination the Company has paid OSI the termination fee specified in the Merger Agreement and prior to or simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

     In addition, the Merger Agreement may be terminated by OSI if, among other things, (i) there shall have been a breach of any representation or warranty on the part of the Company contained in the Merger Agreement which would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), (ii) there shall have been a material breach of any covenant or agreement on the part of the Company contained in the Merger Agreement and the Company has failed to cure such breach within ten days after written notice from OSI, or (iii) the Board of Directors of the Company or the Special Committee has withdrawn or modified in a manner adverse to OSI its approval or recommendation of the Merger Agreement or the Merger and has not reinstated such approval or recommendation within three business days or the Company has entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal.

     In addition, the Company may terminate the Merger Agreement if (i) the Merger has not been consummated within 60 days after approval of the Merger Agreement and the Merger by the Company's shareholders, unless the Merger has not been consummated because of an intentional or willful material breach of any representation or warranty on the part of the Company set forth in the Merger Agreement or because of a material breach of any obligation, covenant or agreement on the part of the Company set forth in the Merger Agreement which the Company has failed to cure within ten days after written notice thereof by OSI to the Company, (ii) any of the representations and warranties of OSI or Boxer contained in the Merger Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, or (iii) OSI or Boxer breaches or fails to comply in any material respect with its obligations under the Merger Agreement.


Termination Fee
- - ---------------

     Under the following circumstances, the Company has agreed to pay to OSI, in cash, a termination fee of $4,800,000 (the "Termination Fee") plus reimbursement for the out-of-pocket fees and expenses reasonably incurred by OSI in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate): (i) if the Merger Agreement is terminated (A) by the Company because of the failure of the Merger to be consummated by February 12, 1997, under circumstances where the Company's shareholders have not approved the Merger Agreement and Merger but the other significant conditions to the Company's obligation to close have been satisfied, including the obtaining by OSI of its financing to complete the Merger, and prior to such termination, the Company shall have notified its shareholders that a third party has made a Superior Proposal or a third party has publicly announced a proposal which represents a Superior Proposal, or (B) by OSI (1) as a result of an intentional or willful breach by the Company of its representations and warranties set forth in the Merger Agreement, (2) as a result of a breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement which it has failed to cure within ten days after written notice or (3) if the Board of Directors of the Company or the Special Committee has withdrawn or modified in a manner adverse to OSI its approval or recommendation of the Merger Agreement or the Merger and has not reinstated such approval or recommendation within three business days or the Company has entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal, and within twelve months after such termination, the Company enters into an agreement with respect to any merger or any other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its subsidiaries (a "Third Party Acquisition"), or a Third Party Acquisition occurs, involving any party (or any affiliate or associate thereof) (x) with whom the Company (or its agents) during the term of the

Merger Agreement had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) during the term of this Agreement furnished information with respect to or with a view toward a Third Party Acquisition, or (z) who during the term of this Agreement had submitted a proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, which Third Party Acquisition contemplates a direct or indirect consideration for shares of Common Stock in excess of the Merger Consideration, in the case of each of clauses (x), (y) and
(z) prior to such termination or (ii) if this Agreement is terminated by the Company because of its acceptance of a Superior Proposal in the manner permitted by the Merger Agreement.

     If OSI terminates the Merger Agreement (i) as a result of an intentional or willful breach of any representation or warranty which would reasonably be expected to have a Material Adverse Effect, (ii) because a material breach of any covenant or agreement on the part of the Company contained in this Agreement which the Company has failed to cure within ten days after written notice thereof from OSI, or (iii) because the Board of Directors of the Company or the Special Committee has withdrawn or modified in a manner adverse to OSI its approval or recommendation of this Agreement or the Merger and has not reinstated such approval or recommendation within three business days thereof or the Company has entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal, then the Company is required to pay OSI, in cash, $1,000,000, plus, reimbursement of OSI's out-of-pocket fees and expenses reasonably incurred by it in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate). Such payment will be applied against the Termination Fee which the Company may be required to pay in certain circumstances as described above.

     See "THE MERGER AGREEMENT - Expenses and Termination Fees."



Indemnification
- - ---------------
     OSI has agreed that for a period of six years from the Effective Time, the Articles of Incorporation and the by-laws of the Surviving Corporation will contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and by-laws on the date of the Merger Agreement, and will not amend, repeal or modify the same in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. In addition, OSI has agreed for a period of three years after the Effective Time to maintain in effect directors' and officers' insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing coverage provided that if the premium would exceed 150% of the 1996 premium, the amount of coverage may be reduced to the amount which can be obtained for 150% of the 1996 premium. See "THE MERGER AGREEMENT - Indemnification."

                        TREATMENT OF STOCK OPTIONS
                        --------------------------
     At the Effective Time, all options to purchase Common Stock under the Company's 1988 Stock Option Plan and 1992 Stock Option Plan will be deemed to be fully vested and option holders shall be entitled, upon exercise of the Options on or after the Effective Time, only to receive the Merger Consideration, without interest, subject to any applicable withholding taxes, (the "Cash Payment"). [All option holders have agreed to surrender their options and receive in cancellation and settlement thereof a cash consideration equal to the Cash Payment, less the exercise price of the related options.]


                STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                -----------------------------------------
                        OTHER BENEFICIAL OWNERS
                         ----------------------

     As of the Record Date, the directors and executive officers of the Company, as a group, owned [_______] shares of the Common Stock, or approximately [__]% of the shares outstanding on such date. The only persons known by the Company to beneficially own five percent (5%) or more of the Common Stock as of the Record Date were Dennis G. Punches, the Chairman of the Board of the Company, State of Wisconsin Investment Board and Heartland Advisors, Inc. See "STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS."


                       MARKET PRICE OF COMMON STOCK
                       ----------------------------

     The Common Stock is quoted on the NASDAQ National Market under the symbol "PAYC." On July 22, 1996, the last full trading day prior to the public announcement that the Company was engaged in discussions with potential acquirers, the high and low prices per share reported on the NASDAQ National Market for the Common Stock were $9.25 and $8.75, respectively. On August 13, 1996, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the high and low bid prices per share reported on the NASDAQ National Market for the Common Stock were $12.00 and $11.50, respectively. For further information, see "MARKET PRICE OF COMMON STOCK."

                   SELECTED CONSOLIDATED FINANCIAL DATA
                   ------------------------------------
     Certain selected historical financial data of the Company is set forth under "SELECTED CONSOLIDATED FINANCIAL DATA." That data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Proxy Statement. See "INCORPORATION OF INFORMATION BY REFERENCE."

                               INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be voted at a Special Meeting of Shareholders of the Company to be held on October [__], 1996 (the "Special Meeting"). This Proxy Statement is first being mailed to shareholders of the Company on or about September [__], 1996.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), by and among the Company, OSI and Boxer, pursuant to which, among other things, (a) Boxer will be merged with and into the Company (the "Merger") and (b) each share of Common Stock outstanding immediately prior to the Merger (other than shares owned by the Company, OSI and OSI subsidiaries) will be converted into the right to receive $14.00 in cash, without interest, less any applicable withholding taxes. In addition, each holder of an employee stock option to acquire shares of Common Stock will, immediately after the Effective Time, become entitled to receive a cash payment equal to $14.00 less the per share exercise price under the option for each share of Common Stock covered by such option, less any applicable withholding taxes. Upon the consummation of the Merger, the separate existence of Boxer will cease, all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Boxer will be vested in the Company and the Company will become a wholly owned subsidiary of OSI. See "THE MERGER AGREEMENT - The Merger."

THE BOARD OF DIRECTORS OF THE COMPANY AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAVE DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY APPROVE THE MERGER AGREEMENT.


                           PARTIES TO THE MERGER

THE COMPANY

     The Company is a leading provider of a full range of accounts receivable management services, including customer service outsourcing. The Company provides nationwide account coverage through its network of 37 offices across the United States and Puerto Rico and employs more than 3,300 people. The Company is also a majority owner of joint ventures in Mexico City, Mexico and Tokyo, Japan that provide receivable management services.


OSI

     OSI, based in Atlanta, was formed in September 1995 by McCown De Leeuw & Co., a private investment company, to build the largest single-source provider of a full range of accounts receivable management services to credit issuers. OSI's strategy is to acquire leaders in various accounts receivable management businesses, including contingent fee collection services, debt portfolio purchasing, billing, teleservicing and complete functional outsourcing. OSI currently has three separate operating companies, Account Portfolios, Inc., A.M. Miller & Associates, Inc. and Continental Credit Services, Inc.

BOXER

     Boxer is a wholly owned subsidiary of OSI and was formed by OSI to effect the Merger and has had no prior business. Upon consummation of the Merger, Boxer will be merged with and into the Company, and Boxer's separate corporate existence will thereupon cease.


                          THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

     The Special Meeting is scheduled to be held at 9:00 a.m., local time, on October [__], 1996, at the Company's executive offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of shares of Common Stock at the close of business on September [__], 1996 (the "Record Date") may vote at the Special Meeting or at any adjournments or postponements thereof. As of the Record Date, there were [___________] shares of Common Stock outstanding, the only class of securities of the Company entitled to vote at the Special Meeting, held by approximately [_____] shareholders of record. Each shareholder is entitled to one vote for each share registered in the shareholder's name on the Record Date.

VOTING PROXIES

     The Company's Board of Directors is soliciting proxies for the Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the proxies. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. IF A SHAREHOLDER RETURNS A SIGNED PROXY CARD AND A CHOICE IS NOT SPECIFIED, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND MAY ALSO BE VOTED IN THE PROXY HOLDER'S DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, EXCEPT THAT SHARES REPRESENTED BY PROXIES WHICH HAVE BEEN VOTED "AGAINST" THE APPROVAL OF THE MERGER AGREEMENT WILL NOT BE USED TO VOTE "FOR" POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF ALLOWING ADDITIONAL TIME FOR SOLICITING ADDITIONAL VOTES FOR THE APPROVAL OF THE MERGER AGREEMENT. See "THE SPECIAL MEETING - Vote Required."

     Shareholders of the Company who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked (i) by duly executing and delivering a later proxy prior to the exercise of such proxy, (ii) by giving notice of revocation in writing to the Secretary of the Company prior to the meeting, at 180 North Executive Drive, Brookfield, Wisconsin 53005, or (iii) by attending the Special Meeting and voting in person.

VOTE REQUIRED

     A quorum for the transaction of business at the meeting consists of holders of the majority of the outstanding shares of the Common Stock, present in person or by proxy. In the event that less than a majority of the outstanding shares are present at the Special Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Special Meeting from time to time without further notice, other than announcement at the Special Meeting, until a quorum shall be present or represented.

     The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. Under the Wisconsin Business Corporation Law, in determining whether the proposal regarding the adoption of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against such proposal.

     As a condition to the execution of the Merger Agreement, OSI required that certain of the directors and executive officers, namely Messrs. James
R. Bohmann, Patrick E. Carroll, William W. Kagel, Alvin W. Keeley, David S. Patterson, Dennis G. Punches and Neal R. Sparby, as well as three additional employees, enter into Voting Agreements, in the form of Annex B hereto, to vote the shares owned by them for the approval of the Merger Agreement. As of the Record Date, such individuals owned an aggregate of 2,030,985 shares of the Common Stock of the Company, or approximately [__]% of the issued and outstanding shares on the Record Date.

NO APPRAISAL RIGHTS

     The Common Stock is quoted on NASDAQ, and, consequently, pursuant to Wisconsin law, holders of Common Stock do not have statutory appraisal or dissenter's rights with respect to the Merger.




SOLICITATION OF PROXIES; EXPENSES

     The cost of solicitation, including the cost of preparing and mailing the Notice of the Special Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Solicitation will be made primarily by mailing this Proxy Statement to all Shareholders entitled to vote at the Special Meeting. Proxies may be solicited by officers and regular employees personally or by telephone, but at no compensation in addition to their regular compensation as employees. The Company may reimburse brokers, banks, and others holding shares in their names for third parties, for the cost of forwarding Proxy Statements to and obtaining proxies from third parties. In addition, while the Company has no present intention to retain anyone to assist in soliciting proxies, the Company may do so if it deems such action necessary.

                               SPECIAL FACTORS

BACKGROUND OF THE MERGER

     On several occasions over the past five years, Dennis G. Punches, Chairman of the Board of the Company, received inquiries from various sources regarding the sale of the Company. These inquiries were from brokers attempting to secure a commission to locate a buyer. None of the inquiries were from people hired by qualified buyers specifically to contact the Company and consequently, he determined that none of these contacts represented inquiries from serious buyers.

     In 1995, Mr. Punches began to receive unsolicited inquiries directly from companies involved in the accounts receivable management industry. Certain of these organizations appeared to have the potential of being qualified buyers that might present a serious offer that the Board of Directors should evaluate. Mr. Punches assigned Joseph T. Treleven, the Director of Mergers/Acquisitions for the Company and, from 1966 to 1987, its Executive Vice President and chief operating officer and a director, to respond to these inquiries.

     The first contact that led to the eventual signing of the Merger Agreement occurred on July 17, 1995 when Mr. Frank J. Hanna, Jr. met with Messrs. Punches and Treleven in Milwaukee. Mr. Hanna and his two sons, Frank J. III and David G., were the former owners of Nationwide Credit, Inc. which they had sold several years earlier. The sons had formed a new collection company, Account Portfolios, L.P. ("AP") and it was proposed by the Hannas that AP and the Company should merge. On September 25, 1995, Frank Hanna, Jr. called Mr. Treleven to say AP had been sold to OSI and that McCown De Leeuw & Co. ("McCown"), the sponsor and major shareholder of OSI, wanted to speak to the Company about a possible sale.


     On October 21, 1995 Messrs. Punches and Treleven met in Atlanta with David King, a partner with McCown, David Kreiss, President of OSI, Frank Hanna, Jr., Frank Hanna III, and David Hanna. At this meeting, Mr. King outlined the leveraged buy-out concept and suggested a fact finding visit to Milwaukee. Messrs. Punches and Treleven suggested McCown review the public financial information that was available concerning Payco and present an estimated purchase price before any fact finding visit took place.

     A confidentiality agreement was entered into on November 9, 1995 and, on November 15, 1995, Mr. Kreiss contacted Mr. Treleven and said that OSI's estimated purchase price would be in the range of $10.00 to $14.00 per share and that an investment in OSI stock would be required on the part of the Company's management. Mr. Treleven told Mr. Kreiss that he did not believe that the price was adequate and that it was unlikely that the Board of Directors would approve a transaction unless the price were more favorable to the Company's shareholders. Mr. Treleven telephoned Mr. King on December 5, 1995 to determine McCown's pricing rationale and Mr. King told him that the pricing was based upon cash flow. Mr. Treleven stated the pricing did not recognize the infrastructure that the Company had in place, an asset and capability that OSI would have to acquire at some point. Mr. Treleven suggested that McCown and OSI visit the Company when and if they were ready to acknowledge the value of the Company's infrastructure, in addition to its cash flow.

     On April 5, 1996, Mr. Kreiss called Mr. Treleven and suggested he, David Hanna and Tyler Zachem of McCown visit Milwaukee to learn more about the Company's data system, computer center, billing systems, and infrastructure. This visit was held on April 22, 1996.

     These contacts, as well as certain other contacts which the Company had received and which are described below, were reported to the Board of Directors at its annual meeting held on May 7, 1996. At this meeting, the Board of Directors authorized continued discussions with the potential acquirors through Mr. Treleven.

     On June 11, 1996, Mr. Kreiss, representatives of McCown and representatives of Goldman Sachs, advisor to OSI, visited Milwaukee and met with Messrs. Punches and Treleven and with Neal R. Sparby, the Company's President. At the conclusion of this meeting, the McCown representatives expressed renewed interest in the Company and stated they would reconsider their pricing. On June 25, 1996, McCown indicated that OSI would be willing to pay as much as $14.50 per share for the Common Stock and requested a period of time for conducting an extensive due diligence investigation of the Company during which the Company would not be permitted to negotiate with other potential acquirors, other than those which had previously contacted the Company. Such a letter agreement was entered into on June 27, 1996 granting OSI an exclusivity period of 30 days. This exclusivity period, subject to the Company's ability to respond to other parties with which the Company had been previously contacted, was extended several times during the course of negotiations with McCown and OSI, resulting in the exclusivity period covering the period from the initial letter on June 27, 1996 through the signing of the Merger Agreement on August 13, 1996.

     On June 26, 1996 the Board of Directors, by unanimous consent resolution, formed a special committee of the Board (the "Special Committee") comprised of Dennis Shea and Richard Miles, both of whom are directors with no other affiliations with the Company. The resolution forming the Special Committee required that any proposal to acquire the Company be approved by the Special Committee as well as by a majority of the Board of Directors.

     From the period commencing on June 27, 1996 through August 12, 1996 when the Board of Directors of the Company and the Special Committee met to consider the Merger Agreement extensive negotiations continued between McCown and OSI on the one hand and Messrs. Punches and Treleven on the Company's behalf. During this period of time, the members of the Board of Directors, including the members of the Special Committee, were kept advised of the progress of negotiations and on July 29, 1996, with the approval of the Company's Board of Directors, including the members of the Special Committee, William Blair was retained to act as the Company's financial advisor, including rendering its opinion as to the fairness of any proposed transaction. Also, in the course of the negotiations over this period, McCown eliminated the requirement that the management of the Company invest in OSI. OSI also indicated during this period of time that it would require covenant not-to-compete agreements from nine executive officers of the Company, including seven who were directors, as well as from Mr. Treleven and a consulting agreement from Mr. Punches and employment agreements from the other eight executive officers who would be required to sign covenant not-to-compete agreements. Also, during this period of time, OSI presented a draft of the Merger Agreement which was the subject of negotiations regarding a number of issues, including the circumstances under which the Company could terminate the Merger Agreement in order to accept a more favorable proposal, the related breakup fee and the consequences of any breach of the Merger Agreement by the Company.

     On August 8, 1996, McCown and OSI indicated to Mr. Treleven that OSI was prepared to pay $13.50 per share based on the Company's July, 1996 operating results which were below budget and certain other factors discovered during the due diligence review. After extensive negotiations during the next several days, McCown and OSI agreed to increase their offer of $13.50 per share to $14.00 per share and OSI and the Company resolved the remaining differences over the terms and conditions of the Merger Agreement and the breakup fee if a higher offer were presented to and accepted by the Company after the signing of the Merger Agreement.

     The Special Committee held meetings on June 26 and 28, July 3, 19 and 25 and August 9, 1996 for purposes of reviewing and monitoring developments in the negotiations with OSI, the selection by the Board of William Blair as the Company's financial advisor and the approval of the Merger Agreement. On August 12, 1996, the Board of Directors of the Company and the Special Committee met to consider the Merger and a possible transaction with another potential acquiror. The Board meeting commenced at 9:00 a.m. and was concluded at 6:00 p.m. During a recess of the Board meeting held in the afternoon, the Special Committee also met for approximately one hour. During the course of the Board meeting, (i) Mr. Treleven reported on the negotiations with OSI and other parties, (ii) William Blair presented a detailed report on the valuation work which it had performed and reported that it believed the Merger Consideration was fair, from a financial point of view, to the Company's shareholders, (iii) the Company's legal counsel reviewed the terms and conditions of the proposed Merger Agreement in detail, and (iv) Mr. Punches reviewed the terms and conditions of the covenant not-to-compete and consulting agreements that OSI required the Company to enter into with himself, the covenant not-to-compete and employment agreements that OSI required the Company to enter into with the eight other executive officers (six of whom also serve as directors of the Company) and the covenant not-to-compete agreement required to be entered into with Mr. Treleven. After extensive discussions, the members of the Board of Directors in attendance at the meeting, including both of the members of the Special Committee, unanimously approved the Merger Agreement and the Merger. Late in the evening of August 13, 1996, the Company was able to fulfill the condition that all of the eight executive officers of the Company, other than Mr. Punches, execute the proposed employment agreements and covenant not-to-compete agreements with the Company and that Mr. Treleven execute the proposed covenant not-to-compete agreement, at which time the Merger Agreement was executed. The public announcement of the signing of the Merger Agreement was made at about 9:00 a.m. on August 14, 1996.

      During the period of time that the Company was engaged in negotiations with OSI and McCown, the Company also held discussions with two other parties that appeared to be serious potential acquirors of the Company. The discussions with one of these parties ended without an offer being made to the Company. The other party communicated an interest in acquiring 80% of the Common Stock in a transaction which would have resulted in cash and the retention of an interest in the stock of the restructured Company. The Board of Directors and William Blair both concluded that the value of such offer was less than the $14.00 per share offered by OSI. The Company requested such party to make an offer to acquire all of the Company's shares of Common Stock for cash at a more favorable price to the Company's shareholders, but no such proposal was made by such party.

REASONS FOR THE MERGER

     The Board of Directors and the Special Committee have determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of the Company and its shareholders and have approved the Merger Agreement and the Merger by the unanimous vote of those directors present at the meeting at which the matter was acted upon. Accordingly, the Board of Directors and the Special Committee recommend that the shareholders of the Company vote for approval of the Merger Agreement.

     In reaching their determination that the Merger Agreement and the Merger are in the best interests of the Company and its shareholders, the Board of Directors and Special Committee considered a number of factors, including the following:

          (i) the relationship of the Merger Consideration to the historical stock price for the Common Stock and the fact that the price represents a substantial premium over the trading range of the Common Stock of the Company over the prior four-year period (see "-Opinion of Financial Advisor to the Company--Analysis of the Purchase Price");

          (ii) information relating to the financial condition and results of operations of the Company and management's estimates of the prospects of the Company, which, in the view of the Board and the Special Committee, supported a determination that the Merger Consideration was fair to the Company's shareholders;

          (iii) the fact that the Company's business has become increasingly competitive;

          (iv) the lack of any proposals from any other third party at a price or terms superior to the Merger Consideration to be received in the Merger;

          (v) the belief of the Board of Directors and the Special Committee that the covenant not-to-compete and consulting and employment agreements with certain executive officers and directors were appropriate in the light of the nature of the Merger and were consistent with the advisability and fairness of the Merger Agreement and the Merger to the Company and its shareholders;

          (vi) the opinion of William Blair that, as of such time, the $14.00 in cash per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view;

          (vii) the view of the Board of Directors and the Special Committee that the terms of the Merger Agreement, as reviewed by the Board and Special Committee with outside legal counsel and William Blair, are advisable and fair to the Company and its shareholders in the light of the nature of the transaction with OSI and provide the Company with the flexibility, under certain circumstances, to accept a Superior Proposal for a competing transaction and terminate the Merger Agreement.

     The foregoing discussion of the information and factors discussed by the Board of Directors and the Special Committee is not meant to be exhaustive, but includes material factors considered by the Board and the Special Committee. The Board and the Special Committee did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the Merger is in the best interests of the Company's shareholders.


RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS AND SPECIAL COMMITTEE OF
                       THE BOARD OF DIRECTORS


     THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.


OPINION OF FINANCIAL ADVISOR TO THE COMPANY

     On August 12, 1996, William Blair delivered its oral opinion to the Board of Directors of the Company and to the Special Committee, confirmed by its written opinion on August 13, 1996, that, as of the date of such opinion, the $14.00 in cash per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders.

     In connection with its opinion, William Blair reviewed, among other things, (i) the Merger Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1995; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain other communications from the Company to its shareholders; and (v) certain internal financial analyses and forecasts for the Company prepared by its management. William Blair also held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, William Blair reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the accounts receivable management industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     William Blair relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, William Blair has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and William Blair has not been furnished with any such evaluation or appraisal.

     The following is a summary of certain of the financial analyses used by William Blair in connection with providing its oral opinion to the Board of Directors of the Company on August 12, 1996, and confirmed in its written opinion on August 13, 1996. The full text of the opinion of William Blair, dated August 13, 1996, is attached hereto as Annex C. Shareholders of the company are urged to, and should, read such opinion in its entirety. The summary of the opinion of William Blair set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. William Blair's opinion is directed only to the fairness from a financial point of view of the consideration to be received by holders of shares of the Common Stock pursuant to the Merger and does not constitute a recommendation to any Company shareholder as to how to vote at the Special Meeting.

     In arriving at its fairness opinion, William Blair (a) reviewed the terms and conditions of the Merger Agreement and the financial terms of the Merger as set forth in the Merger Agreement; (b) analyzed certain publicly available financial statements of the Company; (c) analyzed certain financial and other information relating to the prospects of the Company provided to William Blair by the Company's management, including financial projections; (d) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; (e) reviewed the historical prices and trading activity for the Common Stock; (f) reviewed the financial terms, to the extent publicly available, of selected actual business combinations William Blair believed to be relevant; and (g) performed such other analyses as William Blair deemed appropriate.

     In connection with its review, William Blair assumed and relied upon the accuracy and completeness of all such information and did not attempt to verify independently any of such information. In addition, William Blair did not make or obtain an independent valuation, appraisal or physical inspection of any of the assets, properties or liabilities of the Company. With respect to financial projections, William Blair assumed that the projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company, and that such projections provided a reasonable basis upon which William Blair could form an opinion. William Blair assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based. William Blair's opinion is necessarily based solely upon information available to William Blair and business, market, economic and other conditions as they existed on, and could be evaluated as of, August 13, 1996. William Blair also assumed that the Merger could be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions by the Company.

     The following presentation summarizes certain financial analyses performed by William Blair in arriving at its opinion dated August 13, 1996, which analyses William Blair discussed with the Board of Directors of the Company.

     Analysis of Historical Projections. William Blair relied on the
     ----------------------------------
projections of management in arriving at its valuation of the Common Stock. As part of its analysis, William Blair examined actual income statement results for 1993, 1994 and 1995, respectively against the original management projections compiled at the beginning of each of those years. William Blair noted that the actual operating income fell short of management estimates by 10% to 21% per year while net income fell short of management estimates by 8% to 29% per year.

     Implied Future Share Price Analysis. Using the projections by the
     -----------------------------------
Company's management of future earnings and a discount rate equal to the Company's estimated cost of equity of 14%, William Blair estimated that the present value of the Company's stock based on the projected price in the year 1998 would be $11.48 per share at a price/earnings multiple of 15, $13.01 at a price/earnings multiple of 17 and $14.54 at a price/earnings multiple of 19. Applying the same methodology to projected earnings in 2000 yielded a present value stock price of $12.36 per share at a price/earnings multiple of 15, $14.01 at a price/earnings multiple of 17 and $15.66 at a price/earnings multiple of 19. The 15 to 19 range of price/earnings multiples used in the analysis approximates the actual range of multiples of trailing 12 months earnings per share at which the Common Stock has traded over the last two years.

      Comparable Company Analyses. William Blair compared selected
      ---------------------------
historical and projected operating information, stock market data and financial ratios for the Company to selected historical and projected operating information, stock market data and financial ratios of certain other publicly traded credit services companies including Union Corporation, Equifax, Inc., Dun & Bradstreet Corporation, First Data Corporation, SPS Transaction Services, Inc., CRW Financial, Inc., National Data Corporation and Deluxe Corporation. For these companies used as comparables, an analysis of current stock prices to most recent twelve months earnings per share yielded a range of 8.9 to 44.1 times earnings with a median of 33.8 times earnings, compared to 30.5 times earnings for the Company in the Merger. An analysis of current stock price to projected calendar 1996 earnings per share yielded a range for the comparable companies of 11.2 to 35.2 times earnings with a median of 20.6 times earnings compared to 25.1 times earnings for Company in the Merger. An analysis of current stock prices to projected calendar 1997 earnings per share yielded a range for the comparable companies of 9.7 to 27.5 times earnings with a median of 17.3 times earnings compared to 17.1 times earnings for the Company in this transaction. William Blair indicated that the price to last twelve months, estimated calendar 1996 and estimated calendar 1997 earnings multiples calculated for the Company based on the financial terms of the Merger were within the ranges of multiples of the comparable companies and above the medians for price to projected 1996 earnings.

     Stock Price Analysis. William Blair examined the history of the
     --------------------
trading prices and volume for the Common Stock over a two year period. This analysis revealed that between August 2, 1994 and August 2, 1996, over 92% of the Common Stock trading volume had been at or below $10.00 per share and 100% had been traded at or below $12.50 per share. Further analysis revealed that none of the volume that had traded above $10.00 had occurred until after the public announcement of negotiations by the Company with potential acquirors on July 23, 1996.

     Comparable Acquisitions Analysis. William Blair reviewed 66 mergers
     --------------------------------
and acquisitions involving credit services and management services companies during the period from January 1, 1990 to July 26, 1996. In examining these transactions, William Blair analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration paid. Multiples analyzed included total transaction value (defined as transaction equity value adjusted by adding long-term debt and subtracting cash and short-term investments) as a multiple of latest twelve months revenues, last twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA") and last twelve months earnings before interest and taxes ("EBIT"). In certain cases, complete financial data were not publicly available for these transactions and only partial information was used in such instances. An analysis of these ratios yielded a median range of value for the Common Stock of between $10.79 and $13.72, as compared to the Merger Consideration of $14.00 per share.

     Acquisitions Premium Analysis. William Blair's analysis also indicated
     -----------------------------
that the average percentage premium of offer prices to trading prices one month prior to the announcement date for publicly announced transactions was 41.1% in 1992, 38.8% in 1993, 41.9% in 1994, 45.4% in 1995 and 32.0% in
the first quarter of 1996. The Merger Consideration of $14.00 per share represented a premium based on the Company's closing stock price as of July 22, 1996 (the date immediately prior to the Company's public disclosure of negotiations with OSI) of 51.4%

     Discounted Cash Flow Analysis. William Blair performed a discounted
     -----------------------------
cash flow analysis of the Company. The analysis was performed on two sets of projections, a base case projection and a conservative projection, both provided by the Company's management. Using assumed weighted average costs of capital between 12.5% and 13.5%, the base case analysis yielded values ranging from $13.99 to $16.34 per share of the Common Stock while the conservative case yielded values ranging from $9.74 to $11.30 per share, compared to the Merger Consideration of $14.00 per share.

     Leveraged Buyout Analysis. William Blair also analyzed implied returns
     -------------------------
to investors based upon an assumed leveraged buyout. This analysis indicated that in order to pay the $14.00 per share being paid in the Merger, approximately $6,000,000 of annual operating income benefit over and above management projections would be required to be obtained by the buyer in the form of cost savings or revenue increases to achieve an assumed minimum required return on invested common equity of approximately 25%.

     While the foregoing summary describes all analyses and examinations that William Blair deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually performed by William Blair in connection with its fairness opinion. The preparation of a fairness opinion involves various subjective business determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and considering individual factors without considering all analyses and factors could create an incomplete and misleading view of the evaluation process underlying its opinion. With respect to comparable companies analyses and comparable transaction analyses, a particular analysis performed by William Blair is not necessarily indicative of actual values, which may be significantly higher or lower than suggested by such analyses, The analyses are not appraisals and do not necessarily reflect the prices for which businesses actually could be sold or actual values or future results that might be achieved. In addition, William Blair used in its analyses various projections as to the future performance of the Company. Such projections are based on numerous variables and assumptions that are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections. William Blair's analyses were prepared solely as part of William Blair's review of the fairness of the consideration to be received by the Company's shareholders, from a financial point of view, in connection with the delivery of William Blair's opinion. In addition, William Blair's opinion and presentation to the Company's Board was only one of the many factors taken into consideration by the Company's Board in making its determination to approve the Merger Agreement and the Merger.

     Pursuant to the terms of the engagement by the Company as its financial advisor in connection with the Merger, William Blair has been paid a total of $250,000 in fees to date. Upon consummation of the Merger, William Blair will receive a fee based on 7/10ths of one percent of the aggregate of the consideration to be received by the Company's shareholders and the excess of $14.00 per share over the exercise price of options to acquire shares of the Common Stock outstanding at the date of the Merger (less fees paid to date). This fee is expected to be approximately $1.0 million. William Blair will be reimbursed for out-of-pocket expenses in connection with the engagement. The Company has also agreed to indemnify and hold harmless William Blair and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, in connection with its engagement.

     William Blair has in the past provided financial advisory and investment banking services to the Company for which it received customary fees. William Blair is a market maker for the Common Stock. William Blair, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, private offerings of securities and valuations for corporate reorganizations and other purposes. The Company's Board of Directors, with the concurrence of the members of the Special Committee, selected William Blair to act as financial advisor on the basis of William Blair's prior relationship with the Company and because William Blair is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of the Company with respect to the Merger, shareholders should be aware that certain executive officers and directors of the Company have interests in connection with the Merger.

Agreement to Vote for Merger Agreement and Merger
- - -------------------------------------------------
     As a condition to the execution of the Merger Agreement, OSI required that certain of the executive officers of the Company who also serve as directors, namely Messrs. James R. Bohmann, Patrick E. Carroll, William W. Kagel, Alvin W. Keeley, David S. Patterson, Dennis G. Punches and Neal R. Sparby, and three other employees enter into Voting Agreements with OSI, in the form of Annex B attached hereto, pursuant to which they have agreed to vote such shares in favor of the Merger. As of the Record Date, such individuals owned an aggregate of 2,030,985 shares of the Common Stock, or approximately [__]% of the issued and outstanding shares on the Record Date.

Consulting, Employment and Covenant Not-to-Compete Agreements
- - -------------------------------------------------------------
     As a further condition to signing the Merger Agreement, OSI required the Company to enter into the following agreements with certain of its executive officers who also serve as directors of the Company: (i) consulting agreement with Dennis G. Punches, the Chairman of the Board of Directors, in the form attached hereto as Annex D; (ii) a covenant not-to-compete agreement with Mr. Punches in the form attached hereto as Annex E; (iii) employment agreements in the form attached hereto as Annex F with six other directors who serve as executive officers of the Company; and (iv) covenant not-to-compete agreements in the form attached hereto as Annex G with the same six individuals who have entered into employment agreements with the Company.

     In the consulting agreement with Mr. Punches, he agrees to perform advisory and consulting services for the Company as mutually agreed upon for a three year period commencing at the Effective Time. Pursuant to the terms of such agreement, the Company will reimburse Mr. Punches for all reasonable expenses incurred by him in connection with the performance of such services and will pay him a fee on the third anniversary of the Effective Time of $150,000.

     In the covenant not-to-compete agreement with Mr. Punches, he agrees for a consideration of $3,000,000, payable to him at the Effective Time, that (i) for a term of three years from the Effective Time he will not in North America (including Canada, Mexico and Puerto Rico) and any other jurisdiction where the Company is doing business or qualified to do business, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with a business that is competitive with that currently conducted by the Company and any of its subsidiaries, and (ii) with the exception of two specific employees, he will not employ, solicit for employment or otherwise contract for the services of any employee of the Company or its affiliates.

     The employment agreements with the six directors, other than Mr. Punches, who serve as executive officers provide that each such individual will be employed by the Company in his or her present capacity for a one year period commencing at the Effective Time. The names of such directors and executive officers, their position with the Company and the salary payable to each of them during such one year period are as follows: Neal R. Sparby, President and Chief Executive Officer ($246,413); William W. Kagel, Senior Vice President- Production ($217,913); Alvin W. Keeley, Senior Vice President-Marketing ($217,913); Patrick E. Carroll, Senior Vice President of Sales ($217,913); James R. Bohmann, Senior Vice President - Corporate Development and Treasurer ($189,000); and David S. Patterson, Executive Vice President and Chief Operating Officer ($207,900). Under the terms of these agreements, each of these executive officers will receive during their terms of employment (i) for the period of 1996 (and if applicable for the period of 1997) prior to the Effective Time all or a ratable portion of their bonus in accordance with the Company's past practices, (ii) medical and dental benefits and vacation and sick leave in accordance with the Company's existing policies for key employees, and (iii) reimbursement for all reasonable expenses incurred in connection with the performance of their duties. Under the terms of the employment agreements, the employment of any of such individuals may be terminated by the Company with or without cause. If the employment of any of said individuals is terminated without cause, he or she will be entitled to any unpaid and to his or her base salary for the period starting on the date of such termination and ending on the first anniversary of the Effective Time, reduced by any salary and bonus earned by such individual from other employment. No severance amount is payable if the employee is terminated for cause which is defined as
(i) embezzlement, theft or other misappropriation of Company property,
(ii) gross or willful misconduct resulting in substantial loss to, or substantial damage to the reputation of, the Company or any subsidiary,
(iii) any act involving moral turpitude which if the subject of a criminal proceeding could reasonably result in a conviction of a felony involving moral turpitude, fraud or misrepresentation, (iv) gross breach of fiduciary duty to the Company or a subsidiary, or (v) any chemical dependence which materially affects the performance of the employee's duties and responsibilities to the Company or any subsidiary.

     Pursuant to the covenant not-to-compete agreements with the six directors and executive officers who have entered into employment agreements with the Company as described above, each such individual agrees that (i) for a term of one year from the Effective Time he or she will not in any jurisdiction where the Company is doing business or qualified to do business, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with a business that is competitive with that currently conducted by the Company and any of its subsidiaries, and (ii) he or she will not employ, solicit for employment or otherwise contract for the services of any employee of the Company or its affiliates. The amounts payable to each such individual at the Effective Time pursuant to the specific agreement entered into with him or her are as follows: Neal R. Sparby ($100,000); William W. Kagel ($100,000); Alvin W. Keeley ($100,000); Patrick E. Carroll ($100,000); James R. Bohmann ($100,000); and David S. Patterson ($25,000).

     OSI also required the Company to enter into employment agreements and covenant not-to-compete agreements on similar terms as described above with two other executive officers who are not directors and also to enter into a covenant not-to-compete agreement with Joseph T. Treleven, Director of Mergers/Acquisitions of the Company, pursuant to which he will be paid $200,000 and will be restricted from competing for a three year period.

Stock Options
- - -------------
     The six directors and executive officers who have entered into employment and covenant not-to-compete agreements described above hold options to purchase shares of the Common Stock, which options, at the Effective Time, will be surrendered by each of them for cash payments to such individuals equal to $14.00 per share less the exercise price of the related option and less any applicable withholding taxes. The number of options held by each such individual and the weighted average exercise price of the options held by him or her are as follows: Neal R. Sparby - 49,377 shares ($8.85); William W. Kagel - 36,000 shares ($9.29); Alvin W. Keeley - 40,377 shares ($8.76); Patrick E. Carroll - 42,960 shares ($8.71); James R. Bohmann - 43,878 shares ($8.76); and David S. Patterson - 45,000 shares ($9.29). All of such options are fully vested.

Common Share Equivalent Plan
- - ----------------------------
     The Company has in effect a Common Share Equivalent Plan pursuant to which awards are made to key employees of the Company. While executive officers of the Company are not eligible for awards under the Common Share Equivalent Plan, two individuals who are directors and executive officers of the Company, Patrick E. Carroll and James R. Bohmann, are participants under the Plan based on awards of 6,960 and 4,960 Units, respectively, made to them prior to becoming executive officers. The value of each Unit awarded under the Plan is equal to the value of one share of the Common Stock but on May 20, 1993, Messrs. Carroll and Bohmann agreed to cap the value of the Units awarded to them under the Plan at $7.50 each in consideration of which the exercise price of options held by them for the equivalent number of shares of Common Stock (which are included in the number of options described above as held by them) were reduced from an exercise price of $12.625 to a new exercise price of $7.50. Under the terms of the Plan and elections made by them under the Plan, the value of the Units held by Messrs. Carroll and Bohmann would have been paid to them upon the termination of their employment with the Company. Under the terms of the Merger Agreement, the value of all Units under the Common Share Equivalent Plan, subject to any applicable cap on value, will be paid in cash at the Effective Time.

Indemnification of Directors and Officers
- - -----------------------------------------
     In the Merger Agreement, OSI agrees (i) that for a period of six years from the Effective Time, to keep in effect and not amend, in any respect adverse to the persons presently covered thereby, the provisions in the Articles of Incorporation and the by-laws of the Company with respect to indemnification and exculpation from liability of officers and directors of the Company, and (ii) for a period of three years after the Effective Time to maintain in effect directors' and officers' insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing coverage provided that if the premium would exceed 150% of the 1996 premium, the amount of coverage may be reduced to the amount which can be obtained for 150% of the 1996 premium. See "THE MERGER AGREEMENT- Indemnification."

FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company's shareholders as described herein.

     The receipt by the shareholders of cash in the Merger for shares of Common Stock will be a taxable transaction for federal income tax purposes. Each shareholder's gain or loss per share will be equal to the difference between $14.00 and the shareholder's tax basis per share in the Common Stock. If a shareholder holds Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long term if the shareholder's holding period is more than one year.

THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH SHAREHOLDER SHOULD CONSULT SUCH
SHAREHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.



REGULATORY FILINGS AND APPROVALS

     Under the HSR Act, and the rules promulgated thereunder by the FTC, certain acquisition transactions, including the Merger, may not be consummated until specified waiting period requirements have been satisfied. On [_________], 1996, the Notification and Report Forms required pursuant to the HSR Act were filed by OSI and the Company with the Antitrust Division of the Department of Justice and the FTC for review in connection with the Merger. As of [_______] the waiting period requirements were satisfied.

     The receipt of all approvals, consents, authorizations, exemptions and waivers from governmental agencies required in order to enable the parties to consummate the transactions contemplated by the Merger Agreement is a condition to the obligations of the parties. Certain notification and relicensing may be required under the collection agency laws of various states in order for the Company to be able to continue its business without interruption following the Effective Time.

FINANCING OF THE MERGER

     The estimated total amount of funds required to consummate the Merger and pay the related fees and expenses is expected to be approximately $________ as follows:

     Merger Consideration to Company Shareholders        $
     Settlement of Stock Options
     Payment of Amounts Due Under
          Common Share Equivalent Plan
     Expenses (includes both Company and OSI)
          Investment Banking Fees
          Financing Commitment Fees
          Legal Fees
          HSR Act Filing Fee
          Miscellaneous
                                                          --------------
                                                          $

     In order to complete the Merger and to refinance certain indebtedness of OSI, OSI requires, and the Merger is conditioned upon OSI's obtaining, financing in the amount of $250,000,000, including $200,000,000 in the form of a senior credit facility, of which $150,000,000 would be borrowed at the time of the consummation of the Merger, and the private placement or public offering of approximately $100,000,000 of senior subordinated notes. This financing would replace approximately $[_____] of OSI's indebtedness which is currently outstanding.

     OSI has received letters dated August 12, 1996 from Goldman Sachs and Chase Securities that they are highly confident of their ability to sell or place the senior subordinated notes subject to certain terms and conditions set forth in such letters which are attached hereto as Annexes H and I, respectively, including (i) the terms and conditions of the senior subordinated notes and other debt of OSI being in acceptable form, (ii) the execution of satisfactory documentation, (iii) the absence of material adverse change in the business, condition, results of operations, assets, liabilities, or prospects of the Company or OSI, (iv) the receipt of all necessary governmental, regulatory and third party consents, (v) the results of such party's continuing due diligence not disclosing any fact which would materially alter its view of the proposed transactions,
(vi) the absence of any disruption in the market for high yield debt securities, (vii) an adequate amount of time to market the senior subordinated notes with the assistance of management of the Company and OSI, (viii) there being at least $50,000,000 available for borrowing under the senior credit facility, (ix) the completion of an acceptable offering circular, and (x) the absence of any change or proposed change in law which would have a material adverse effect on the economic consequences of the transaction. The letters delivered by Goldman Sachs and Chase Securities are not commitments to purchase or place the senior subordinated notes. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH LETTERS IN THEIR ENTIRETY.

     OSI has also received a letter dated August 7, 1996 from GSCP (formerly known as Pearl Street L.P.), Chase Manhattan and Chase Securities in which (i) each of GSCP and Chase Manhattan commits to make available one-half the $200,000,000 senior credit facility required by OSI; (ii) GSCP and Chase Manhattan agree to act as co-administrative agents with respect to the senior credit facility and (iii) Goldman Sachs and Chase Securities agree to act as arranging agents in connection with the senior credit facility. A copy of such letter is attached hereto as Annex J. The commitments and agreements contained in such letter are subject to a number of terms and conditions which are set forth in such letters, including
(i) the absence of material adverse change in the business, condition, results of operations, assets, liabilities, or prospects of the Company or OSI, (ii) the absence of any disruption or adverse change in the financial or capital markets or market for loan syndications, (iii) the satisfactory negotiation, execution and delivery of the loan documentation, (iv) the satisfaction of such parties with the results of their continuing due diligence investigation, (v) the receipt by OSI of at least $100,000,000 in gross proceeds from the issuance of unsecured subordinated indebtedness on terms and conditions reasonably satisfactory to GSCP and Chase Manhattan,
(vi) receipt of all necessary governmental, third party and shareholder approvals, (vii) the corporate structure (and all agreements relating thereto) of OSI and the Company, and all material contracts and intangible assets of OSI and the Company, being reasonably satisfactory to GSCP and Chase Manhattan, and (viii) receipt of a business plan submitted by OSI with regard to the incorporation of the Company into OSI's business that is reasonably satisfactory to GSCP and Chase Manhattan. HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH LETTER IN ITS ENTIRETY.


                          THE MERGER AGREEMENT

     The discussion in this Proxy Statement of the Merger and the description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A, and incorporated herein by reference, and to each of the other Annexes to this Proxy Statement.


THE MERGER

     Pursuant to the terms of the Merger Agreement, at the Effective Time
(i) Boxer will be merged with and into the Company and will cease to exist as a separate entity; (ii) the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly owned subsidiary of OSI; and (iii) each outstanding share of Common Stock (other than shares owned by the Company, OSI and OSI's subsidiaries) will be converted into the right to receive $14.00 in cash, without interest, (the "Merger Consideration") less any applicable withholding taxes.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of Articles of Merger contemplated by the Merger Agreement with the Secretary of State of the State of Wisconsin and a Certificate of Merger contemplated by the Merger Agreement with the Secretary of State of the State of Delaware (the

"Effective Time") in accordance with the Wisconsin Business Corporation Law ("WBCL") and the Delaware General Corporation Law ("DGCL"). Such filings will be made as soon as practicable after all conditions to the Merger have been fulfilled or waived, which is anticipated to be on or about the date of the Special Meeting. The Merger Agreement also provides that (i) the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation; (ii) the Bylaws of the Company shall be the Bylaws of the Surviving Corporation; (iii) the directors of Boxer shall be the initial directors of the Surviving Corporation; (iv) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation; and (v) the Merger shall, from and after the Effective Time, have all the effects provided by the WBCL and the DGCL.

CONVERSION AND CANCELLATION OF COMMON STOCK

     Upon the consummation of the Merger, each then outstanding share of Common Stock, other then shares owned by the Company, OSI or OSI's subsidiaries, including Boxer, will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes. At the Effective Time, all such shares of Common Stock will no longer be outstanding and will be canceled and retired and will cease to exist, and each certificate representing any shares of Common Stock will thereafter represent only the right to receive the Merger Consideration, less any applicable withholding taxes.

EXCHANGE PROCEDURE

     Promptly after the Effective Time, the Paying Agent appointed by OSI will mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (a "Certificate" or "Certificates") which are being converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, a letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Company, as the Surviving Corporation, of shares of Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL.



     Upon the surrender of a Certificate to the Paying Agent, together with a duly executed letter of transmittal, the holder of such Certificate will be entitled to receive in exchange therefor an amount of cash equal to $14.00, without interest, multiplied by the number of shares of Common Stock represented by such Certificate, less any applicable withholding taxes. In the event of a transfer of ownership of Common Stock which is not registered on the transfer records of the Company, the appropriate amount of the Merger Consideration may be delivered to a transferee if the Certificate representing such Common Stock is presented to the Paying Agent, together with the related letter of transmittal, and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     Until a Certificate representing Common Stock has been surrendered to the Paying Agent, each such Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the shareholder is entitled under the Merger Agreement.

CONDITIONS TO THE MERGER

     The obligations of both OSI and the Company to effect the Merger are subject to the condition that OSI has received the financing necessary to enable it and Boxer to consummate the transactions contemplated by the Merger Agreement. See "- Financing."

     Each party's respective obligation to effect the Merger is also subject to the following conditions: (i) the Merger Agreement and the Merger have been approved and adopted by the holders of the outstanding Common Stock of the Company in accordance with the requirements of the WBCL, (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (iii) no preliminary or permanent injunction or other order has been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) no statute, rule, regulation, executive order, decree or order of any kind has been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the consummation of the Merger illegal, and (v) all consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by the Merger Agreement have been received and all of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that are required in order to enable the parties to consummate the transactions contemplated by the Merger Agreement have been obtained.

     The obligations of the Company to effect the Merger are also subject to the satisfaction at or prior to the Closing Date of the Merger of each of the following conditions, unless waived by the Company: (i) the representations and warranties of OSI and Boxer contained in the Merger Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; (ii) all of the agreements of OSI and Boxer to be performed prior to the closing pursuant to the Merger Agreement have been duly performed in all material respects; and
(iii) the Company has received a certificate of OSI executed on its behalf by an executive officer of OSI to the effect that the foregoing conditions have been satisfied and that OSI has received its financing to consummate the Merger.

     The obligations of OSI and Boxer to effect the Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (i) the representations and warranties of the Company contained in the Merger Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representations and warranties to be true and correct shall not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) all of the agreements of the Company to be performed prior to the Closing pursuant to the terms of the Merger Agreement have been duly performed in all material respects; (iii) OSI and Boxer have received a certificate of the Company executed on its behalf by an executive officer of the Company to the effect that the foregoing conditions have been satisfied; and (iv) the Company has obtained all necessary consents to ensure that, upon the Effective Time, the holders of options to purchase Common Stock of the Company have agreed to surrender the same in cancellation and settlement thereof for a cash consideration equal to $14.00 per share, less the exercise price of such related options and less any applicable withholding taxes and that after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of common stock of the Surviving Corporation pursuant to any employee benefit plan of the Company.

ADDITIONAL AGREEMENTS BETWEEN THE COMPANY AND OSI

     Under the terms of the Merger Agreement, for the period from the date of the Merger Agreement and continuing until the closing of the Merger, the Company has agreed to, and to cause each of its subsidiaries to, conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to (i) preserve intact its business organizations, (ii) keep available the services of its officers and employees and (iii) maintain satisfactory relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. Prior to the closing of the Merger, except as may be first approved in writing by OSI or as is otherwise permitted or required by the Merger Agreement, the Company has agreed in the Merger Agreement to, and to cause each of its subsidiaries to: (a) maintain its Articles of Incorporation, by-laws and other organizational documents, as applicable, in its form on the date of the Merger Agreement,
(b) other than in the ordinary course of business consistent with past practice, refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee, (c) refrain from the adopting or, other than in the ordinary course of business consistent with past practice, increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees except as required by law, (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business, (e) refrain from increasing its indebtedness for borrowed money except current borrowings in the ordinary course, (f) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from issuing or selling any shares of capital stock or any other securities except pursuant to outstanding options, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than sales in the ordinary course of business consistent with past practice, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice, (m) refrain from purchasing or otherwise acquiring portfolios of loans, notes, accounts receivable, mortgages or other indebtedness, for a purchase price in excess of $500,000 for any such portfolio, and (n) refrain from agreeing in writing to do any of the foregoing.

     The Company has also agreed to give prompt notice to OSI of: (i) the occurrence, or non-occurrence, of any event known to the Company, the occurrence, or non-occurrence, of which would reasonably be expected to cause any representation or warranty of the Company contained in the Merger Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company to comply with or satisfy any covenants, condition or agreement to be complied with or satisfied by it under the Merger Agreement, (iii) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by the Company or any of its subsidiaries subsequent to the date of the Merger Agreement and prior to the Effective Time, under any material contract to which the Company or any of its subsidiaries is a party or is subject, and (iv) the occurrence of any event known to the Company which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

OTHER OFFERS

     The Company has further agreed that neither the Company nor any of its subsidiaries will, directly or indirectly, take (and the Company will not authorize or permit its or its subsidiaries' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or affiliates, to so take) any action to
(i) encourage, solicit or initiate the submission of any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its subsidiaries (an "Acquisition Proposal"), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or, furnish any information to, any person (other than the Company, OSI or Boxer) in connection with, or take any other action to facilitate any inquiries or the making of any proposal (including without limitation by taking any action that would make Section
180.1141 of the WBCL inapplicable to an Acquisition Proposal) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the Company may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably believes will result in a Superior Proposal if the Board of Directors determines, in its good faith judgment (and has been advised by independent legal counsel), that failing to take such action would constitute a breach of its fiduciary obligations under applicable law. In addition, neither the Board of Directors of the Company nor the Special Committee may withdraw or modify, or propose to withdraw or modify, in a manner adverse to OSI the approval and recommendation of the Merger and the Merger Agreement or approve or recommend, or propose to approve or recommend, any Acquisition Proposal; provided that the Board of Directors of the Company and the Special Committee may recommend to the Company's shareholders an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of the Merger Agreement and the Merger if (i) the Board of Directors of the Company and the Special Committee have determined that such Acquisition Proposal is a bona fide proposal made by a third party to acquire not less than 80% of the outstanding shares of the Company pursuant to a tender offer, a merger or a sale of all or substantially all of the assets of the Company on terms which a majority of the members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's shareholders than the transactions contemplated by the Merger Agreement (a "Superior Proposal"), (ii) all the conditions to the Company's right to terminate the Agreement in accordance with the terms of the Merger Agreement have been satisfied (including the payment of the termination fee and expenses of OSI as required by the Merger Agreement) and (iii) the Merger Agreement is terminated in accordance with its terms. See "- Expenses and Termination Fees."

     The Company has also agreed in the Merger Agreement that on the date of receipt thereof the Company will advise OSI of any request for information or of any Acquisition Proposal, or any proposal with respect to any Acquisition Proposal, the material terms and conditions of such request or takeover proposal, and the identity of the person making any such takeover proposal or inquiry. The Company has further agreed to keep OSI fully informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry and to keep OSI fully informed in all material respects as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger Agreement by the shareholders of the Company, by the mutual consent of OSI and the Company. In addition, the Merger Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either OSI or the Company if (i) any governmental or regulatory agency has issued a final, non-appealable order, decree or ruling permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger; (ii) the Merger has not been consummated by February 12, 1997; (iii) the Board of Directors of the Company and, if required, the Special Committee, determines in its good faith judgment that an Acquisition Proposal will result in a Superior Proposal and the Board determines in its good faith judgment (and has been advised by independent legal counsel) that a failure to terminate the Merger Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary obligations under applicable law and, if terminated by the Company, the Company has given reasonably prompt written notice to OSI of the receipt of such Acquisition Proposal and, following such notification, the Company has kept OSI reasonably informed of the terms and conditions of such Acquisition Proposal (and any modification thereto), and the identity of the person making such proposal and, prior to or simultaneously with such termination, the Company has paid the Termination Fee to OSI, in cash, and, prior to or simultaneously with such termination, the Company entered into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

     OSI may also terminate the Merger Agreement if (i) there has been a breach of any representation or warranty on the part of the Company contained in the Merger Agreement which would reasonably be expected to have a Material Adverse Effect, (ii) there has been a material breach of any covenant or agreement on the part of the Company contained in the Merger Agreement and the Company has failed to cure such breach within ten days after written notice from OSI, or (iii) the Board of Directors of the Company or the Special Committee have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger and have not reinstated such approval or recommendation within three business days or the Company has entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal.

     The Company may also terminated the Merger Agreement if (i) the Merger has not been consummated within 60 days after approval of the Agreement and the Merger by the Company's shareholders, unless the Merger has not been consummated because of an intentional or willful material breach of any representation or warranty on the part of the Company set forth in the Merger Agreement or because of a material breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement which the Company has failed to cure within ten days after written notice thereof by OSI to the Company; or (ii) any of the representations and warranties of OSI or Boxer contained in the Merger Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, or OSI or Boxer have breached or failed to comply in any material respect with any of their respective obligations under the Merger Agreement.

EXPENSES AND TERMINATION FEES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except as further described below. If (i) the Merger Agreement is terminated (A) by the Company because the Merger has not been consummated by February 12, 1997 under circumstances where the Company's shareholders have not approved the Merger Agreement and the Merger but the other significant conditions to the Company's obligations to close the transaction, including the obtaining by OSI of its required financing, have been satisfied and prior to such termination, the Company has notified its shareholders that a third party has made a Superior Proposal or a third party has publicly announced a proposal which may represent a Superior Proposal, or (B) by OSI as a result of an intentional or willful breach of a warranty or representation of the Company set forth in the Merger Agreement which would reasonably be expected to have a Material Adverse Effect or as a result of an intentional or willful breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement and the Company has failed to cure such breach within ten days after written notice from OSI, and within twelve months after such termination, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate or associate thereof) (x) with whom the Company (or its agents) during the term of the Merger Agreement had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) during the term of the Merger Agreement furnished information with respect to or with a view toward a Third Party Acquisition, or (z) who during the term of the Merger Agreement submitted a proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, which Third Party Acquisition contemplates a direct or indirect consideration for shares of Common Stock in excess of the Merger Consideration, in the case of each of clauses (x), (y) and (z) prior to such termination or (ii) the Merger Agreement is terminated (A) by the Company because it has accepted a Superior Proposal in accordance with the terms of the Merger Agreement; or
(B) by OSI because the Board of Directors of the Company or the Special Committee has withdrawn or modified in a manner adverse to OSI its approval or recommendation of the Merger Agreement or the Merger and has not reinstated such approval or recommendation within three business days or the Company has entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal, then the Company is required to pay to OSI, in cash, within two business days following such termination (except as required to be earlier paid if the Company has terminated the Merger Agreement in connection with the acceptance of a Superior Proposal in accordance with the terms of the Merger Agreement) an amount equal to $4,800,000 (the "Termination Fee") plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by OSI in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate). The Company will receive credit against such required payment for any amounts paid to OSI by the Company in the event that the Merger Agreement is terminated by OSI as a result of an intentional or willful breach of a warranty or representation of the Company set forth in the Merger Agreement which would reasonably be expected to have a Material Adverse Effect or as a result of an intentional or willful breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement which the Company has failed to cure within ten days after written notice from OSI, as described below.

     If OSI terminates the Merger Agreement as a result of an intentional or willful breach of a warranty or representation of the Company set forth in the Merger Agreement which would reasonably be expected to have a Material Adverse Effect or as a result of an intentional or willful breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement which the Company has failed to cure within ten days after written notice from OSI, the Company is required to pay OSI, in cash, within two business days following such termination $1,000,000, plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by OSI in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate).

INDEMNIFICATION

     OSI has agreed that the Articles of Incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and by-laws on the date of the Merger Agreement, and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

     OSI has further agreed that for three years from the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance policy covering those persons who are currently covered on the date of the Merger Agreement by such policy but the Surviving Corporation is not required to expend in any one year an amount in excess of 150% of the $44,500 annual premiums currently paid by the Company for such insurance (the "Current Premium") and if the annual premiums of such insurance coverage exceed 150% of the Current Premium, the Surviving Corporation may, at its option, terminate the existing policy and obtain a policy with the greatest coverage available for a cost not exceeding 150% of the Current Premium and containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time. Alternatively, the Surviving Corporation may either (i) substitute for the Company policy a policy with at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (ii) cause OSI's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of the Merger Agreement by the Company's directors' and officers' liability insurance policy, but only if OSI's policy provides at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.


AMENDMENT

     The Merger Agreement may be amended by OSI and the Company, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment may be made which by law requires the further approval of shareholders unless such further approval is obtained.

                        TREATMENT OF STOCK OPTIONS

     At the Effective Time, all options to purchase Common Stock under the Company's 1988 Stock Option Plan and 1992 Stock Option Plan will be deemed to be fully vested and option holders shall be entitled, upon exercise of the Options on or after the Effective Time, only to receive the Merger Consideration, without interest, subject to any applicable withholding taxes, (the "Cash Payment"). [All option holders have agreed to surrender their options and receive in cancellation and settlement thereof a cash consideration equal to the Cash Payment, less the exercise price of the related options.]

         STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company, (ii) each of the Company's seven highest paid executive officers, (iii) all of the Company's directors and executive officers as a group, and (iv) each person who is known by the Company to own beneficially more than five percent of the outstanding Common Stock,

                   Number of Shares            Percent of
Name and Address Beneficially Owned (1)(2)     Class
- - ---------------- --------------------------    ------------
Directors and Executive Officers(3)
 James R. Bohmann              76,070(4)           (5)
 Patrick E. Carroll            75,747(4)           (5)
 Bo S. Goranson                   --              --
 William A. Inglehart          15,596              (5)
 William W. Kagel             154,208(4)           1.5%
 Alvin W. Keeley              139,106(4)           1.4%
 Raymond J. Larkin                600              (5)
 Richard G. Miles                 --              --
 David S. Patterson            45,585(4)           (5)
 Dennis G. Punches          1,602,681             15.8%
 Dennis Shea                      100              (5)
 Neal R. Sparby               135,032(4)           1.3%
Directors and executive
 officers as a group        2,353,899(4)(6)       22.4%

Other 5% Beneficial Owners
 State of Wisconsin           957,000              9.4%
 Investment Board
 P.O. Box 7842
 Madison, WI 53707

 Heartland Advisors, Inc.   2,898,400             28.5%
 790 North Milwaukee Street
 Milwaukee, WI 53202
- - -----------
(1) Includes shares, if any, owned by spouse and minor children of each director and officer. As to all material amounts of shares listed, the indicated person possesses the sole voting and investment power unless otherwise noted.

(2) Includes shares allocated to the account of each director and officer in the Payco American Retirement Plan and Trust.

(3) The address of all directors and executive officers is c/o Payco American Corporation, 180 North Executive Drive, Brookfield, Wisconsin 53005.

(4) Includes the following numbers of shares of common stock which such individual or group has the right to acquire within 60 days of [__________], 1996 through the exercise of stock options: Mr.
      Bohmann - 43,878 shares; Mr. Carroll - 42,960 shares; Mr.
      Kagel -36,000 shares; Mr. Keeley - 40,377 shares; Mr. Patterson
      - 45,000 shares; and Mr. Sparby - 49,377 shares; and all directors and executive officers as a group 344,964 shares. For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire within such period through the exercise of stock options are deemed to be outstanding.

(5)       Less than 1%.

(6) Does not include 108,322 shares owned by the Payco American Retirement Plan and Trust and not allocated to the individual accounts of executive officers or directors. If participants do not direct voting of shares allocated to their accounts, the Trustee, who is selected by the Company, may vote the shares as directed by the Company.


                    MARKET PRICE OF COMMON STOCK

   The Common Stock is traded in the over-the-counter market on the NASDAQ National Market under the symbol the "PAYC." The following table sets forth for the periods indicated the high and low sale prices as reported by NASDAQ.

     QUARTER ENDED                                  HIGH     LOW
     1993:
          First Quarter                            11.00     8.13
          Second Quarter                            9.25     7.25
          Third Quarter                             8.25     6.25
          Fourth Quarter                           11.50     7.00
     1994:
          First Quarter                            12.00     9.00
          Second Quarter                           10.00     8.50
          Third Quarter                             9.50     8.25
          Fourth Quarter                            9.50     6.50
     1995:
          First Quarter                             9.00     7.00
          Second Quarter                            8.50     6.38
          Third Quarter                             9.63     7.63
          Fourth Quarter                            9.50     8.25
     1996:
          First Quarter                             9.50     7.00
          Second Quarter                           10.25     7.25
          Third Quarter (through September __)     [___]     [___]

     On July 22, 1996, the last full trading day prior to the public announcement that the Company was engaged in discussions with potential acquirors, the high and low sale prices per share reported on the NASDAQ National Market for the Common Stock were $9.25 and $8.75, respectively. On August 13, 1996, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the high and low sale prices per share reported on the NASDAQ National Market for the Common Stock were $12.00 and $11.50, respectively. The average daily high and low sale prices per share reported on the NASDAQ National Market for the Common Stock during the period from June 22 through July 22, 1996 were $9.29 and $8.83, respectively.




                   SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected financial information, in part derived from the audited financial statements of the Company, presents a summary of operations and financial data of the Company and its subsidiaries for the five fiscal year periods ended December 31, 1995, 1994, 1993, 1992 and 1991, and for the six month periods ended June 30, 1996 and 1995. The selected financial data should be read in conjunction with the financial information and accompanying notes set forth in the Company's 1995 Annual Report to Shareholders which is incorporated by reference in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 1995, which is incorporated herein by reference.

     No pro forma financial information is included in this Proxy
Statement. Due to the nature of the Merger which is proposed, such information is not deemed to be material to a shareholder's decision regarding approval of the Merger Agreement.


                                         SELECTED FINANCIAL DATA
                                 ( in thousands except share & per share data)
                                       Six Month
                                     Period Ended
                                       June 30,                 For the Years Ended December 31,
                              ----------------------   -------------------------------------------------------
                                 1996       1995          1995       1994       1993       1992       1991
                              ----------------------   -------------------------------------------------------
SUMMARY OF OPERATIONS

Operating Revenues               $89,116    $85,741      $175,560   $150,696   $150,795   $123,585   $112,452

Income before
 Extraordinary Items               2,659      3,259         5,250      4,559      4,001      3,288      4,932
Extraordinary Items                -          -             -          -          -          -          -
                              ----------------------   -------------------------------------------------------
Net Income                         2,659      3,259         5,250      4,559      4,001      3,288      4,932

PER COMMON SHARE DATA:
Primary
Income before
 Extraordinary Items             $0.26      $0.32         $0.52      $0.45      $0.40      $0.33      $0.49
Income from
 Extraordinary Items               -          -             -          -          -          -          -
                              ----------------------   -------------------------------------------------------
Net Income                       $0.26      $0.32         $0.52      $0.45      $0.40      $0.33      $0.49

Average number of Common
Shares Outstanding         10,155,085   10,133,478    10,133,173 10,080,889 10,075,886 10,075,886 10,043,056
Common Cash Dividends              -          -             -          -          -          -          -

Book Value per Share (1)           $5.50      $5.07         $5.25      $4.77      $4.33      $3.93      $3.60

FINANCIAL DATA

Current Assets                   $65,702    $63,799       $62,624    $59,848    $55,991    $47,130    $41,114
Total Assets                     113,877     97,869       103,675     87,498     79,081     73,232     63,590
Current Liabilities               56,912     45,309        49,357     38,118     33,914     32,093     25,264

Long-term Debt and
  Capitalized
  Lease Obligations                  334        365           334        395        447        255         95
Net Working Capital                8,790     18,490        13,267     21,730     22,077     15,037     15,850
Shareholders'  Investment         55,809     51,338        53,150     48,043     43,584     39,583     36,200

[FN]
(1) Represents total shareholders' equity as of such dates divided by the total number of Common Shares outstanding as of such dates.

                      INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements of the Company at and for the three years ended December 31, 1995, incorporated in this Proxy Statement by reference to the Company's Annual Report on Form 10-K for such period, have been incorporated in reliance on the report of Arthur Andersen LLP, independent certified public accountants, also incorporated by reference herein. A representative of Arthur Andersen LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement, if so desired.

               INCORPORATION OF INFORMATION BY REFERENCE

     The following documents previously filed with the SEC by the Company, File No. 0-5589 are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 27, 1996, which incorporates by reference the 1995 Annual Report to Shareholders which contains audited financial statements of the Company for the fiscal years ended December 31, 1994 and 1995;

          2. The Company's 1996 Proxy Statement for the Annual Meeting of Shareholders held on May 7, 1996;

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

          4. The Company's Current Reports on Form 8-K filed on July 23, 1996 and on August 14, 1996.

     All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

   THIS PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS OF THE COMPANY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (NOT INCLUDING EXHIBITS THERETO) ARE AVAILABLE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO SUSAN MATHISON, SECRETARY, PAYCO AMERICAN CORPORATION, 180 NORTH EXECUTIVE DRIVE, BROOKFIELD, WISCONSIN, 53005, TELEPHONE NUMBER (414) 780-7407. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER [__], 1996.

                              OTHER MATTERS

     The Board of Directors knows of no other business which will be acted upon at the Special Meeting other than the approval of the Merger
Agreement. In the event that any other business not known or determined at this time does come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment.


                         By Order of the Board of Directors,

                         SUSAN MATHISON, Secretary

                                                   ANNEX A
                                                  ---------

                     AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of August 13, 1996 (this "Agreement"), by and among OSI HOLDINGS CORP., a Delaware corporation ("Parent"), BOXER ACQUISITION CORP., a Delaware corporation ("Purchaser"), and PAYCO AMERICAN CORPORATION, a Wisconsin corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have approved the acquisition of the Company by Parent and Purchaser;

          WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent, Purchaser and the Company have approved the merger of Purchaser with and into the Company (the "Merger"), pursuant to and subject to the terms and conditions of this Agreement;

          WHEREAS, the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company (the "Special Committee") has each determined that the Merger is fair to, and in the best interests of, the stockholders of the Company;

          WHEREAS, simultaneously with the execution of this Agreement, Purchaser has entered into an agreement with certain stockholders of the Company pursuant to which such stockholders agree, subject to certain conditions, to vote the shares of the Common Stock of the Company owned by them in favor of the Merger; and

          WHEREAS, simultaneously with the execution of this Agreement, and as required by the Purchaser, the Company has entered into a covenant not to compete agreement and consulting agreement with Dennis G. Punches, covenant not to compete agreements and employment agreements with eight other executive officers of the Company and a covenant not to compete agreement with Joseph T. Treleven, all of which agreements shall be effective only upon the consummation of the Merger.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

     ARTICLE I

                  THE MERGER AND RELATED MATTERS

          1.01  The Merger.
                ----------
          (a) Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.10 hereof), articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Company in accordance with the Wisconsin Business Corporation Law (the "WBCL") and a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Purchaser and the Company in accordance with the Delaware General Corporation Law (the "DGCL") and shall be filed on the Closing Date (as defined in Section 1.10 hereof). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Wisconsin and the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with applicable law. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

          (b) At the Effective Time, Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Wisconsin under the name of "Payco American Corporation" (the "Surviving Corporation").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in the WBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          (d) If Purchaser so elects, the Merger may alternatively be structured with Purchaser as the Surviving Corporation. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. If Purchaser elects to structure the Merger so that Purchaser rather than the Company is the Surviving Corporation, the inaccuracy of any representation or warranty of the Company which becomes inaccurate solely as a result of Purchaser becoming the Surviving Corporation, rather than the Company, shall not be deemed to be a breach of such representation or warranty.

          1.02  Conversion of Stock.  At the Effective Time:
                -------------------
          (a) Each share of common stock, par value $.10 per share, of the Company (the "Common Stock") then issued and outstanding (other than any shares of Common Stock which are held by any subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Purchaser), all of which shall be cancelled and none of which shall receive any payment with respect thereto) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest, equal to $14.00 (the "Merger Consideration") payable to the holder thereof less any required withholding taxes; and

          (b) Each share of capital stock of Purchaser then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of capital stock of like tenor of the Surviving Corporation.

          1.03  Surrender of Certificates.
                -------------------------
          (a) Prior to the Effective Time, Parent shall designate a bank or trust company located in the United States, reasonably satisfactory to Company, to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated hereby. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock (other than those which are held by any subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Purchaser)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article
I. Upon the surrender for cancellation to the Paying Agent of such Certifi-cates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person (as defined in Section 8.14 hereof) entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article I. No interest shall be paid or accrued in respect of such cash payments.

          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that, the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give Parent a bond in such sum as it may direct or otherwise indemnify Parent in a manner satisfactory to it against any claim that may be made against Parent with respect to the Certificate claimed to have been lost, stolen or destroyed.

          1.04  Payment.
                -------
            Concurrently with or immediately prior to the Effective Time, Parent or Purchaser shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by any sub-sidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Purchaser)) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poors Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having the highest rating of Moody's Investors Services, Inc. or Standard & Poor's Ratings Group (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 1.02(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as otherwise agreed to by Parent. Promptly following the date which is three months after the Effective Time, the Paying Agent shall pay to Parent all cash, certificates and other instru-ments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          1.05  No Further Rights of Transfers.
                ------------------------------
          At and after the Effective Time, each holder of a Certificate shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than shares to be cancelled pursuant to Section 1.02(a) hereof), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration, and no transfer of shares of Common Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled and exchanged for cash as provided in this
Article I. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Common Stock shall be closed.

          1.06  Stock Option and Other Plans.
                ----------------------------
          (a) Prior to the Effective Time, the Board of Directors of the Company shall adopt amendments to the stock option plans of the Company (the "Stock Plans") to provide that in the event of a merger pursuant to which the stockholders of the Company receive cash for their shares, the holders of outstanding options to purchase Common Stock (the "Options") heretofore granted under the Stock Plans shall be entitled, upon exercise of the Options on or after the effective date of such merger, only to receive the same cash consideration per share with respect to each share subject to such Options as received by the stockholders in connection with such merger, without interest (subject to any applicable withholding taxes, the "Cash Payment"). Except for any benefits due participants under the Company's Common Share Equivalent Plan, any then outstanding stock appreciation rights or limited stock appre-ciation rights shall be cancelled as of immediately prior to the Effective Time without any payment therefor. All vested benefits as of the Effective Time pursuant to the Company's Common Share Equivalent Plan shall be paid in cash at the Effective Time whether or not payment would otherwise then be due. As provided herein, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time. The Company will use its reasonable best efforts to obtain all necessary consents to ensure that upon the Effective Time, the holders of Options, all of which shall become fully vested as of the Effective Time, shall surrender the same in cancellation and settlement thereof for a cash consideration equal to the Cash Payment, less the exercise price of such related Options.

          (b) All Stock Plans shall terminate as of the Effective Time and the provisions in any other Employee Benefit Plan (as defined in Section 2.11) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Stock Plans shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

          1.07  Articles of Incorporation of the Surviving Corporation.
                ------------------------------------------------------
          The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

          1.08  By-Laws of the Surviving Corporation.
                ------------------------------------
          The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          1.09  Directors and Officers of the Surviving Corporation.
                ---------------------------------------------------
          At the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          1.10  Closing.
                -------
          The closing of the Merger (the "Closing") shall take place at the offices of White & Case, 1155 Avenue of the Americas, New York, New York, as soon as practicable after the last of the conditions set forth in Articles V and VI hereof is fulfilled or waived (subject to applicable law) but in no event later than February 12, 1997, or at such other time and place and on such other date as Parent and the Company shall mutually agree (the "Closing Date").


                            ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          2.  Representations and Warranties of the Company.
              ---------------------------------------------
          The Company hereby represents and warrants to Parent and Purchaser as follows:

          2.01  Due Organization, Good Standing and Corporate Power.
                ---------------------------------------------------
          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so duly qualified would not have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, results of operations or prospects of the Company and its subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          2.02  Authorization and Validity of Agreement.
                ---------------------------------------
          The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to requisite approval by the holders of its Common Stock of this Agreement and the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and the Special Committee and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the holders of a majority of the shares of Common Stock). This Agreement has been duly executed and delivered by the Company, and assuming the valid authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equi-table principles.

          2.03  Capitalization.
                --------------
          The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.10 par value, and 500,000 shares of preferred stock, no par value (the "Preferred Stock"). As of August 9, 1996, (i) 10,155,085 shares of Common Stock were issued and outstanding, (ii) 610,426 shares of Common Stock were reserved for issuance pursuant to outstanding options granted under the Stock Plans, (iii) no shares of Preferred Stock were issued and outstanding, and (iv) no shares of Common Stock were held in the

Company's treasury. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 2.03 or on Schedule 2.03
                                                        -------------
previously delivered to Parent, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter.

          2.04  Subsidiaries and Investments.
                ----------------------------
          Set forth on Schedule 2.04 previously delivered to Parent is a list
                       -------------
of each corporation, partnership and other business entity in which the Company owns, directly or indirectly, any equity security or other equity interest and which is controlled, directly or indirectly, by the Company (a "subsidiary"). Except as set forth on Schedule 2.04 each subsidiary is a
                                       -------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Schedule 2.04),
                                                               -------------
and has all requisite power to own its property and to carry on its business as now being conducted. Set forth on Schedule 2.04 is a list of jurisdictions
                                      -------------
in which each subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each subsidiary, or the nature of the business conducted by each subsidiary, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock and other equity interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 2.04, are
                                                          -------------
owned, of record and beneficially, by the Company or a subsidiary, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as disclosed on Schedule 2.04, no shares of capital stock and other
                       -------------
equity interests of any subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any subsidiary or pursuant to which any subsidiary is or may become obligated to issue or exchange any shares of capital stock or other equity interests. Neither the Company nor any subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partner-ship, association, trust, joint venture or other entity except as set forth on
Schedule 2.04.
- - -------------

          2.05  Consents and Approvals; No Violations.
                -------------------------------------
          Assuming (i) the filings required under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, (ii) the filings required to be made with the Securities and Exchange Commission (the

"Commission") in connection or in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission are made, (iii) such filings are made and approvals received as may be required pursuant to any applicable state securities, "blue sky" or anti-takeover laws, (iv) the filing of the Articles of Merger as required by the WBCL, the filing of the Certificate of Merger as required by the DGCL and the filing of other appropriate merger documents is made, (v) the valid authorization, execution and delivery of this Agreement by Parent and Purchaser and (vi) requisite approval of the Merger by the holders of Common Stock is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Articles of Incorporation or the By-Laws of the Company or any of its subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of their respective properties or assets may be bound except for in the case of clauses
(3) and (4) above for such filing, permit, consent or approval listed on
Schedule 2.05 to be delivered to Parent within ten days after the date of this
- - -------------
Agreement, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances of which, in the aggregate, would not have a Material Adverse Effect.

          2.06  Company Reports and Financial Statements.
                ----------------------------------------
          Since December 31, 1992 the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since December 31, 1992 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes col-lectively referred to as the "Commission Filings"). As of their respective dates, the Commission Filings did not contain any untrue statement of a mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets as of the end of the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and the consolidated statements of earnings, consolidated statements of stockholders' equity and consolidated statements of cash flows for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 included in the Commission Filings, were prepared in accor-dance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended. The consolidated balance sheet as of March 31, 1996 and the consolidated statement of earnings, consolidated statement of stockholders' equity and consolidated statement of cash flows for the fiscal quarter then ended included in the Commission Filings were prepared in accordance with generally accepted accounting principles (except as permitted by Regulation S-X adopted by the Commission) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of March 31, 1996 and the results of operations and cash flows for the fiscal quarter then ended.

          2.07  Absence of Certain Changes.
                --------------------------
          Except as previously disclosed in the Commission Filings or in
Schedule 2.07 previously delivered to Parent, since December 31, 1995 (i)
- - -------------
there has not been any material adverse change in the business, operations, financial condition or results of operations of the Company and its subsidi-aries taken as a whole; (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course; (iii) neither the Company nor any of its subsidiaries has, outside the ordinary course of business, incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement;
(iv) the Company and its subsidiaries have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; (v) neither the Company nor any of its subsidiaries has taken any action referred to in
Section 4.03 hereof except as permitted or required thereby; (vi) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; and (vii) there has been no change by the Company in accounting principles, practices or methods.

          2.08  Title to Properties; Encumbrances.
                ---------------------------------
          Except to the extent that any breach of the representations set forth in this Section could not reasonably be expected to have a Material Adverse Effect: the Company and each of its subsidiaries has good title to (i) all its tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 1995 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 1995 which have been sold or otherwise disposed of in the ordinary course of business, and (ii) all the tangible properties and assets purchased by the Company and any of its subsidiaries since December 31, 1995 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (a) Encumbrances reflected in the consolidated balance sheet as of December 31, 1995, (b) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (c) Encumbrances arising by operation of law and (d) Encumbrances described on Schedule 2.08 previously delivered to Parent
                          -------------
(Encumbrances of the type described in clauses (a), (b), (c) and (d) above are hereinafter sometimes referred to as "Permitted Encumbrances").

          2.09  Compliance with Laws.
                --------------------
          Except as set forth on Schedule 2.09 previously delivered to Parent,
                                 -------------
each of the Company and its subsidiaries is in compliance with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent) except for such noncompliances as could not reasonably be likely to have a Material Adverse Effect.

          2.10  Litigation.
                ----------
          Except as disclosed in the Commission Filings or as set forth in
Schedule 2.10 previously delivered to Parent, there is no action, suit,
- - -------------
proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or, to the knowledge of the Company, any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or any of their properties or rights which could materially and adversely affect the right or ability of the Company or any of its subsidiaries to carry on its business as now conducted, which could reasonably be likely to have a Material Adverse Effect or which could reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement, and the Company knows of no valid basis for any such action, proceeding or investigation. Except as set forth in Schedule 2.10, none of the Company or any of its subsidiaries is
         -------------
subject to any judgment, order or decree entered in any lawsuit, proceeding or administrative action in which the Company or any of its subsidiaries is a party which could reasonably be likely to have a Material Adverse Effect. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement.

          2.11  Employee Benefit Plans.
                ----------------------

          (a)     Schedule 2.11 previously delivered to Parent contains an
                  -------------

accurate and complete list of all domestic and foreign (1) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (2) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, leave and supplemental retirement benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); (3) employment, termination, and severance contracts or agreements; and (4) consulting agreements in excess of $60,000 or not terminable by the Company upon less than ninety days' notice; for active, retired or former employees or directors that have been established, maintained or contributed to since January 1, 1993 (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company and/or any of its subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.11, any predecessors to the Company or to any of its subsidiaries and all employers (whether or not incorporated) that are or were by reason of common control treated together with the Company and/or any of its subsidiaries as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code") ("Plans").

          (b) Except to the extent that any breach of the representations set forth in this sentence could not reasonably be expected to have a Material Adverse Effect: (1) each Plan is in compliance with applicable law and has been administered and operated in accordance with its terms; (2) each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (3) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and neither the Company nor any of its subsidiaries has ever contributed to or had any obligation to contribute to (or borne any liability with respect to) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA); (4) neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code; and (5) no liability, claim, action or litigation, has been made, commenced or is expected or, to the Company's knowledge, threatened with respect to any Plan (other than for benefits payable in the ordinary course).

          (c) The Company has delivered or caused to be delivered to Parent and its counsel true and complete copies of all material documents in connection with each Plan, including, without limitation (where applicable):
(1) all Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Plan not set forth in writing, a written description thereof; (2) all current summary plan descriptions, summaries of material modifications, and material communications; (3) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (4) the most recent Internal Revenue Service determination letter obtained with respect to each Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (5) the most recently filed Internal Revenue Service Form 5500 for each Plan required to file such Form; (6) the most recently prepared financial statements; and (7) all material agreements and contracts relating to each Plan.

          2.12  Taxes.
                -----
          (a)  Tax Returns.  The Company and each of its subsidiaries, has
               -----------
timely filed or caused to be timely filed with the appropriate taxing authorities all Federal and other material returns, statements, forms and reports for Taxes (as hereinafter defined) ("RETURNS") that are required to be filed by, or with respect to, the Company and such subsidiaries. The Returns reflect accurately all material liability for Taxes of the Company and such subsidiaries for the periods covered thereby. "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, in-cluding, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          (b)     Payment of Taxes.
                  ----------------
          All material Taxes and Tax liabilities of the Company and its subsidiaries have been timely paid or adequately disclosed and fully provided for as a liability on the financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles.

          (c)     Other Tax Matters.
                  -----------------
          (i) Schedule 2.12 previously delivered to Parent sets forth (A) each
              -------------
taxable year or other taxable period of the Company or any of its subsidiaries for which an audit or other examination of Taxes by the appropriate tax authorities of any nation, state or locality is currently in progress (or scheduled to be conducted) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to Federal income taxes of the Company and its subsidiaries has been finally completed and the disposition of such audit or examination, (C) the taxable years or other taxable periods of the Company or any of its subsidiaries which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of the Company or any of its subsidiaries which have been proposed or assessed by any taxing authority and
(E) a list of all notices received by the Company or any of its subsidiaries from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its subsidiaries, which issue has not been finally determined and which, if determined adversely to the Company or any such subsidiaries, could result in a material Tax liability.

          (ii)  Except as provided on Schedule 2.12, neither the Company nor
                                      -------------
any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any subsidiaries of the Company) provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iii) All material Taxes which the Company or any of its subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (iv) Except as previously disclosed to Parent, the Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "CODE").

          (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any subsidiary, or any predecessor or affiliate thereof and any other party under which Parent, Purchaser or the Company (or any of its subsidiaries) could be liable for any Taxes or other claims of any party other than the Company or any subsidiary of the Company.

          (vi) No indebtedness of the Company or any of its subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (vii) Neither the Company nor any of its subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method.

          2.13  Liabilities.
                -----------
          Neither the Company nor any of its subsidiaries has outstanding any material claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the consolidated balance sheet as of December 31, 1995, or referred to in the footnotes thereto, other than liabilities incurred subse-quent to December 31, 1995 in the ordinary course of business. Neither the Company nor any of its subsidiaries is in default in respect of the terms and conditions of any indebtedness or other agreement, except for such defaults which are not likely to result in a Material Adverse Effect.

          2.14  Licenses; Intellectual Property.
                -------------------------------
          The Company and its subsidiaries each possess, or own sufficient legal rights to, all licenses, patents, trade names, trademarks and service marks (each a "License") necessary for the ownership or use of the Company's and each subsidiary's properties and the conduct of their businesses as presently conducted, except for which the failure to own or possess could not reasonably be likely to result in a Material Adverse Effect. Except as set forth on Schedule 2.14 previously delivered to Parent, all such Licenses are
         -------------
in full force and effect and, since January 1, 1993, neither the Company nor any of its subsidiaries has received any written notice of any event, inquiry, investigation or proceeding threatening the validity of any such License. To the Company's knowledge, neither the Company nor any of its subsidiaries has infringed, or is now infringing, on any License or other right belonging to any other Person.

          2.15  Broker's or Finder's Fee.
                ------------------------
          Except for William Blair & Company, L.L.C. (whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any broker's, finder's or other similar fee from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby, based upon arrangements made by the Company.

          2.16  Environmental Laws and Regulations.
                ----------------------------------
Except as set forth on Schedule 2.16 previously delivered to Parent:
                       -------------
          (a) Neither the Company nor any of its subsidiaries has generated, used, treated or stored any Hazardous Materials (as hereinafter defined) on any Company Property (as hereinafter defined) and to the Company's knowledge, no Hazardous Materials have been generated, used, treated or stored on or released or disposed on any Company Property except in each case where the failure to be in compliance with Environmental Laws (as hereinafter defined) could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company and its subsidiaries are in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to any Company Property except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

          (c) There are no pending or, to the Company's knowledge, threatened Environmental Claims (as hereinafter defined) against the Company or its subsidiaries or any Company Property.

          (d) For purposes of this Section 2.16, the following definitions shall apply:

          "Company Property" means any real property and improvements owned, leased, used, operated or occupied by the Company and its subsidiaries.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law (and in each case as may have been amended) in effect as of the date of this Agreement, and any judicial or administrative interpretation thereof as of the date as of this Agreement, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. par. 6901 et seq.; the Resource
                                               -- ---
Conservation and Recovery Act, 42 U.S.C. par. 9601 et seq.; the Federal Water
                                                   -- ---
Pollution Control Act, 33 U.S.C. par. 1251 et seq.; the Toxic Substances
                                           -- ---
Control Act, 15 U.S.C. par. 2601 et seq.; the Clean Air Act, 42 U.S.C.
                                 -- ---
par. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. par. 300f
          -- ---
et seq.; the Oil Pollution Act of 1990, 33 U.S.C. par. 2701 et seq.;
- - -- ---                                                      -- ---
and their state and local counterparts and equivalents.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          2.17  Real Property; Leases.
                ---------------------
          Except as set forth on Schedule 2.17 previously delivered to Parent,
                                 -------------
neither the Company nor any of its subsidiaries owns any real property.
Schedule 2.17 also contains a list of all leases of real property to which the
- - -------------
Company or any subsidiary is a party requiring an annual aggregate payment of at least $25,000. Except as otherwise set on Schedule 2.17, each such lease
                                              -------------
set forth on Schedule 2.17 is in full force and effect; all rents and
             -------------
additional rents due to date from the Company and its subsidiaries on each such lease have been paid; neither the Company nor any of its subsidiaries has received notice that it is in material default under any such lease; and except as set forth on Schedule 2.17, there exists, with respect to the
                       -------------
Company and its subsidiaries, and to the Company's knowledge with respect to any party other than the Company or its subsidiaries, no event, occurrence, condition or act (including the consummation of the Merger) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any of its subsidiaries under such lease, except for such defaults which could not reasonably be expected to result in a Material Adverse Effect.

          2.18  Material Contracts.
                ------------------
          Except as set forth on Schedule 2.17 and Schedule 2.18 previously
                                 -------------     -------------
delivered to Parent, neither the Company nor any of its subsidiaries has or is bound by:

          (a) any agreement, contract or commitment that involves the performance of services by it of an amount or value (as measured by the revenue derived therefrom during 1995) in excess of $2,000,000 annually, unless terminable by the Company on not more than 90 days notice,

          (b) any material agreement, contract or commitment not in the ordinary course of business,

          (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,

          (d) any agreement, contract or commitment to be performed relating to capital expenditures in excess of $500,000,

          (e) any agreement, indenture or instrument relating to indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business, intercompany indebtedness and leases for telephones, copy machines, facsimile machines and other office equipment),

          (f) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $25,000 or less to any individual and $100,000 in the aggregate or advances against future collections entered into in the ordinary course of business not in excess of $500,000 to any one client or $2,000,000 in the aggregate), or investment in (other than investments in subsidiaries), any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice),

          (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business and other than with respect to any indebtedness or obligation of the Company or any subsidiary),

          (h) any management service, consulting or any other similar type of contract (other than contingent fee agreements with collection attorneys), involving payments of more than $60,000 annually, unless terminable by the Company on not more than 90 days notice,

          (i) any agreement, contract or commitment limiting the ability of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person,

          (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its subsidiaries other than in the ordinary course of business, or

          (k) any material amendment, modification or supplement in respect of any of the foregoing.

          Except as otherwise set forth on Schedule 2.18, each contract or
                                           -------------
agreement set forth on Schedule 2.18 is in full force and effect and there
                       -------------
exists no default or event of default or event, occurrence, condition or act (including the consummation of the Merger) on the part of the Company or any subsidiary or, to the knowledge of the Company, on the part of any other Person which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such default or event of default which could not reasonably be likely to result in a Material Adverse Effect.

          2.19  Employment Relations.
                --------------------
          Except as set forth on Schedule 2.19 previously delivered to Parent
                                 -------------
and except for any violations or breaches which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) The Company and each of its subsidiaries is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

          (b) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board;

          (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its subsidiaries;

          (d) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company or any of its subsidiaries; and

          (e) no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries.

          2.20  Customers Relations.
                -------------------
          None of the top twenty customers of the Company (based on the Company's 1995 consolidated revenues) has notified the Company or any of its subsidiaries that it intends to either (i) terminate or modify in a manner adverse to the Company or any of its subsidiaries its contractual arrangements with the Company or any of its subsidiaries or (ii) substantially curtail the amount of business it currently does with the Company or any of its subsidiaries.

          2.21  Voting Requirements.
                -------------------
          The affirmative vote of the holders of a majority of all the shares of Common Stock entitled to be cast approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

Sections 180.1130-1133 of the WBCL are inapplicable to the transactions contemplated by this Agreement. This representation is made in reliance upon, and assumes the accuracy of, the Parent's and Purchaser's representation made in Section 3.05 of this Agreement.

          2.22  Opinion of Financial Advisor.
                ----------------------------
          The Company has received the opinion of William Blair & Company, L.L.C., to the effect that, as of the date of this Agreement, the considera-tion to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

          2.23  State Anti-Takeover Statutes.
                ----------------------------
          The Company has taken all necessary action to render Sections 180.1140-1145 and Section 180.1150 of the WBCL inapplicable to the transactions contemplated by this Agreement.


                            ARTICLE III

              REPRESENTATIONS OF PARENT AND PURCHASER

          3.  Representations and Warranties of Parent and Purchaser.
              ------------------------------------------------------
          Each of Parent and Purchaser represents and warrants to the Company as follows:

          3.01  Due Organization; Good Standing and Corporate Power.
                ---------------------------------------------------
          Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.02  Authorization and Validity of Agreement.
                ---------------------------------------
          Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Purchaser, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Parent and Purchaser and, to the extent legally required, by their respective stockholders. No other corporate action on the part of either of Parent or Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except that such enforcement may be limited by applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

          3.03  Consents and Approvals; No Violations.
                -------------------------------------
          Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, (ii) filings required to be made with the Commission in connection or in compliance with the Exchange Act and the rules and regulations of the Commission are made,
(iii) the filing of the Articles of Merger as required by the WBCL, the filing of the Certificate of Merger as required by the DGCL and the filing of other appropriate merger documents, if any, is made and (iv) the valid authorization, execution and delivery of this Agreement by the Company, the execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Purchaser; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Purchaser or by which either of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or Purchaser is a party, or by which they or their respective properties or assets may be bound, except for in the case of clauses (3) and (4) above, such filing, permit, consent, approval or violation which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          3.04  Broker's or Finder's Fee.
                ------------------------

          No agent, broker, Person or firm acting on behalf of Parent or Purchaser is, or will be, entitled to any fee, commission or broker's or finder's fees from the Company or any stockholder of the Company in connection with this Agreement or any of the transactions contemplated hereby.

          3.05  Ownership of Company's Common Stock.
                -----------------------------------
          Neither Parent nor Purchaser is a "significant shareholder", as defined in Section 180.1130 of the WBCL, of the Company and neither Parent nor Purchaser is an affiliate, as defined in Section 180.0103 of the WBCL, of a significant shareholder of the Company.

                            ARTICLE IV

                TRANSACTIONS PRIOR TO CLOSING DATE

          4.01  Access to Information Concerning Properties and Records.
                -------------------------------------------------------
          During the period commencing on the date hereof and ending on the Closing Date, the Company shall, and shall cause each of its subsidiaries to, upon reasonable notice, afford Parent and Purchaser, and their respective counsel, accountants, consultants and other authorized representatives, full access during normal business hours to the employees, properties, books and records of the Company and its subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its subsidiaries; provided that such investigations shall be conducted so as to minimize disturbances to the operation of the Company's business. The Company shall furnish reasonably promptly to Parent and Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its or its subsidiaries' business, properties and personnel as Parent and Purchaser may reasonably request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent or Purchaser shall from time to time reasonably request.

          4.02  Confidentiality.
                ---------------
          Information obtained by Parent and Purchaser pursuant to Section
4.01 hereof shall be subject to the provisions of the Confidentiality Agreement between the Company and Account Portfolios, Inc. dated November 9, 1995 (the "Confidentiality Agreement"), to which Parent made itself subject pursuant to a letter agreement dated May 3, 1996.

          4.03  Conduct of the Business of the Company.
                --------------------------------------
          During the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each of its subsidiaries to, conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to (i) preserve intact its business organizations,
(ii) keep available the services of its officers and employees and (iii) maintain satisfactory relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by Parent or as is otherwise permitted or required by this Agreement, the Company shall, and shall cause each of its subsidiaries to:

          (a) maintain its Articles of Incorporation, by-laws and other organizational documents, as applicable, in its form on the date of this Agreement,

          (b) other than in the ordinary course of business consistent with past practice, refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee,

          (c) refrain from the adopting or, other than in the ordinary course of business consistent with past practice, increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees except as required by law,


          (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business,

          (e) refrain from increasing its indebtedness for borrowed money except current borrowings in the ordinary course,

          (f) refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material,

          (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock,

          (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles,

          (i) refrain from issuing or selling any shares of capital stock or any other securities except pursuant to outstanding options, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure,

          (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than sales in the ordinary course of business consistent with past practice,

          (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business,

          (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice,

          (m) refrain from purchasing or otherwise acquiring portfolios of loans, notes, accounts receivable, mortgages or other indebtedness, for a purchase price in excess of $500,000 for any such portfolio, and

          (n)  refrain from agreeing in writing to do any of the foregoing.

          4.04  Proxy Statement.
                ---------------
          As promptly as practicable, the Company will prepare and file a preliminary Proxy Statement with the Commission and will use its reasonable best efforts to respond to the comments of the Commission in connection therewith and to furnish all information required to prepare the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). The Company will cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company will not use any proxy material in connection with the meeting of its stockholders without Parent's prior approval, which shall not be unreasonably withheld.

          4.05  Stockholder Approval.
                --------------------
          The Company, acting through its Board of Directors, shall, in accordance with applicable law, call a special meeting of the holders of Com-mon Stock for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at such special meeting. The Company shall use its reasonable efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable law to obtain the approval for this Agreement. Subject to Section 4.07 of this Agreement, the Company agrees that it will include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock approve and adopt this Agreement and approve the Merger.

          4.06  Reasonable Best Efforts.
                -----------------------
          Each of the Company, Parent and Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger.

          4.07  No Solicitation of Other Offers.
                -------------------------------
          (a) Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit its or its subsidiaries' officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or affiliates, to so take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or, furnish any information to, any Person (other than the Company, Parent or Purchaser) in connection with, or take any other action to facilitate any inquiries or the making of any proposal (including without limitation by taking any action that would make
Section 180.1141 of the WBCL inapplicable to an Acquisition Proposal) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the Company may participate in discussions
          --------  -------
or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably believes will result in a Superior Proposal if the Board of Directors determines, in its good faith judgment (and has been advised by independent legal counsel), that failing to take such action would constitute a breach of its fiduciary obligations under applicable law. In addition, neither the Board of Directors of the Company nor the Special Committee shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent the approval and recommendation of the Merger and this Agreement or approve or recommend, or propose to approve or recommend, any Acquisition Proposal; provided that the Board of Directors of the Company and the Special Committee may recommend to its shareholders an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger if
(i) the Board of Directors of the Company and the Special Committee have determined that such Acquisition Proposal is a Superior Proposal, (ii) all the conditions to the Company's right to terminate this Agreement in accordance with Section 7.01(d) have been satisfied (including the payment of the amounts required by Section 8.01) and (iii) this Agreement is terminated in accordance with Section 7.01(d). Any actions permitted under, and taken in compliance with, this Section 4.07 shall not be deemed a breach of any covenant or agreement of such party contained in this Agreement.

          "Acquisition Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving the Company or any of its subsidiaries. "Superior Proposal" shall mean a bona fide proposal made by a third party to acquire not less than 80% of the outstanding shares of the Company pursuant to a tender offer, a merger or a sale of all or substantially all of the assets of the Company on terms which a majority of the members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the transactions contemplated hereby.

          (b) In addition to the obligations of the Company set forth in paragraph (a), on the date of receipt thereof the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any proposal with respect to any Acquisition Proposal, the material terms and conditions of such request or takeover proposal, and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry and keep Parent fully informed in all material respects as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry.

          (c) Immediately following the Closing, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person by or on behalf of the Company.

          4.08  Notification of Certain Matters.
                -------------------------------
          The Company shall give prompt notice to Parent of: (i) the occurrence, or non-occurrence, of any event known to the Company, the occurrence, or non-occurrence, of which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company to comply with or satisfy any covenants, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material contract to which the Company or any of its subsidiaries is a party or is subject, and (iv) the occurrence of any event known to the Company which has resulted in or could reasonably be expected to result in a Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          4.09  HSR Act.
                -------
          The Company and Parent shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

          4.10  Directors' and Officers' Insurance; Indemnification.
               ----------------------------------------------------
           a) The Articles of Incorporation and the by-laws of the Surviving Corporation (or Purchaser if this Agreement shall be amended to provide that Purchaser is the Surviving Corporation) shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) For three years from the Effective Time, the Surviving Corporation shall either (x) maintain in effect the Company's current directors' and officers' liability insurance policy covering those persons who are currently covered on the date of this Agreement by such policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties");
                                                     --------------------
provided, however, that in no event shall the Surviving Corporation be
- - -------   -------
required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance which the Company represents to be $44,500 for the twelve month period ended November 25, 1996 (the "Current Premium"); and provided further, that if the annual premiums of
                             ----------------
such insurance coverage exceed 150% of the Current Premium, the Surviving Corporation may, at its option, terminate the existing policy and obtain a policy with the greatest coverage available for a cost not exceeding 150% of the Current Premium and containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided further, that the Surviving Corporation may
                ----------------
substitute for such Company policy, a policy with at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause Parent's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy, but only if Parent's policy provides at least the same coverage containing terms and conditions which are no less advantageous in any material respect to the Company's current and past directors and officers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.


                             ARTICLE V

                      CONDITIONS PRECEDENT TO
                    OBLIGATIONS OF THE COMPANY

          5.  Conditions Precedent to Obligations of the Company.
              --------------------------------------------------
          The obligations of the Company to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

          5.01  Truth of Representations and Warranties.
                ---------------------------------------
          The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          5.02  Performance of Agreements.
                -------------------------
          All of the agreements of Parent and Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

          5.03  Approval of Company's Stockholders.
                ----------------------------------
          This Agreement and the Merger shall have been approved and adopted by the holders of the outstanding Common Stock in accordance with the requirements of the WBCL.

          5.04  HSR Act.
                -------
          Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          5.05  Injunction.
                ----------
          No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the other transactions contemplated by this Agreement and which is in effect at the Effective Time; provided, however, that, in the case of a decree, injunction
                --------  -------
or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          5.06  Statutes.
                --------
          No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the consummation of the Merger illegal.

          5.07  Financing.
                ---------
          Parent shall have received financing necessary to enable it and Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms contained in the "highly confident" letters dated August 12, 1996 to Parent from Goldman, Sachs & Co. and Chase Securities Inc. and the commitment letter dated August 7, 1996 to Parent from Pearl Street L.P., The Chase Manhattan Bank and Chase Securities Inc.

          5.08  Third Party Consents; Governmental Approvals.
                --------------------------------------------
          All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable Company to consummate the transactions contemplated hereby shall have been obtained.

          5.09  Certificates.
                ------------
          The Company shall have received a certificate of Parent executed on its behalf by an executive officer of Parent to the effect that the conditions set forth in Sections 5.01, 5.02 and 5.07 hereof have been satisfied.


                            ARTICLE VI

                      CONDITIONS PRECEDENT TO
                OBLIGATIONS OF PARENT AND PURCHASER

          6.  Conditions Precedent to Obligations of Parent and Purchaser.
              -----------------------------------------------------------
The obligations of Parent and Purchaser to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

          6.01  Truth of Representations and Warranties.
                ---------------------------------------
          The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representations and warranties to be true and correct shall not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          6.02  Performance of Agreements.
                -------------------------
          All of the agreements of the Company to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

          6.03  No Material Adverse Effect.
                --------------------------
          Prior to the Closing there shall have been no Material Adverse
Effect.

          6.04  Approval of Company's Stockholders.
                ----------------------------------

          This Agreement and the Merger shall have been approved and adopted by the holders of the outstanding Common Stock in accordance with the requirements of the WBCL.

          6.05  HSR Act.
                -------
          Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          6.06  Injunction.
                ----------
          No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the other transactions contemplated by this Agreement and which is in effect at the Effective Time; provided, however, that, in the case of a decree, injunction
                --------  -------
or other order, each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          6.07  Statutes.
                --------
          No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the consummation of the Merger illegal.

          6.08  Financing.
                ---------
          Parent shall have received financing necessary to enable it and Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms contained in the "highly confident" letters dated August 12, 1996 to Parent from Goldman, Sachs & Co. and Chase Securities Inc. and the commitment letter dated August 7, 1996 to Parent from Pearl Street L.P., The Chase Manhattan Bank and Chase Securities Inc.

          6.09  Third Party Consents; Governmental Approvals.
                --------------------------------------------
          All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable Parent and Purchaser to consummate the transactions contemplated hereby shall have been obtained.

          6.10  Certificates.
                ------------
          Parent and Purchaser shall have received a certificate of the Company executed on its behalf by an executive officer of the Company to the effect that the conditions set forth in Sections 6.01 and 6.02 hereof have been satisfied.

          6.11  Amendment of Stock Plans and Consents to Cancellation of
                --------------------------------------------------------
                Options.
                -------
          The Board of Directors of the Company shall have amended the Stock Plans in accordance with Section 1.06 hereof, and the Company shall, as provided in such Section, have obtained all necessary consents to ensure that, upon the Effective Time, the holders of Options shall surrender the same in cancellation and settlement thereof for a cash consideration equal to the Cash Payment, less the exercise price of such related Options. After the Effective Time, the Surviving Corporation shall have no obligation to issue, transfer or sell any shares of common stock of the Surviving Corporation pursuant to any Employee Benefit Plan.


                            ARTICLE VII

                    TERMINATION AND ABANDONMENT

          7.01  Termination.
                -----------
          This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

          (a)  by mutual written consent of the Company and Parent;

          (b) by either Parent, on the one hand, or the Company, on the other hand, if any governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Parent, on the one hand, or the Company, on the other hand, if the Merger shall not have been consummated by February 12, 1997, or by the Company if the Merger shall not have been consummated within 60 days after approval of this Agreement and the Merger by the Company's stockholders, unless the Merger shall not have been consummated because of an intentional or willful material breach of any representation or warranty on the part of the Company set forth in this Agreement or because of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement which the Company has failed to cure within ten days after written notice thereof by Parent to the Company;

          (d) by either Parent, on the one hand, or the Company, on the other hand, if the Board of Directors of the Company and if required the Special Committee, determines in its good faith judgment that an Acquisition Proposal will result in a Superior Proposal and the Board determines in its good faith judgment (and has been advised by independent legal counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary obligations under applicable law; provided, however the Company may not terminate this Agreement pursuant to this Section 7.01(d) unless (i) the Company has given reasonably prompt written notice to Parent of the receipt of such Acquisition Proposal and following such notification by the Company of Parent of receipt of such Acquisition Proposal the Company keeps Parent reasonably informed of the terms and conditions of such Acquisition Proposal (and any modification thereto), and the identity of the Person making such Proposal, (ii) prior to or simultaneously with such termination the Company has paid the $4,800,000 amount set forth in Section 8.01 by wire transfer in same day funds to the account identified in Schedule 7.01(d) previously delivered to the Company and
                      ----------------
(iii) prior to or simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (e) by Parent if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which would reasonably be expected to have a Material Adverse Effect, (ii) there shall have been a material breach of any covenant or agreement on the part of the Company contained in this Agreement and the Company has failed to cure such breach within ten days after written notice thereof from Parent, or (iii) the Board of Directors of the Company or the Special Committee shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger and shall not have reinstated such approval or recommendation within three business days thereof or the Company shall have entered into a definitive acquisition, merger or similar agreement to effect a Superior Proposal; or

          (f) by the Company if (i) any of the representations and warranties of Parent or Purchaser contained in this Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, or (ii) Parent or Purchaser shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement.

          7.02  Effect of Termination.
                ---------------------
          In the event of the termination of this Agreement pursuant to
Section 7.01 hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Purchaser or the Company, except that Sections 4.02, 8.01 and this Section 7.02 hereof shall survive any termination of this Agreement.


                           ARTICLE VIII

                           MISCELLANEOUS

          8.01  Fees and Expenses.
                -----------------
          (a) Except as provided in paragraphs (b) or (c) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) (i) If this Agreement is terminated (A) by the Company pursuant to Section 7.01(c) under circumstances where the conditions to the Company's obligations set forth in Sections 5.01, 5.02 and 5.04 through 5.08, inclusive, have been satisfied and prior to such termination, the Company shall have notified its stockholders that a third party has made a Superior Proposal or a third party shall have publicly announced a proposal which may represent a Superior Proposal, or (B) by Parent pursuant to Section 7.01(e)(i) or (ii) as a result of an intentional or willful breach, and within twelve months after such termination, the Company enters into an agreement with respect to any merger or any other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its subsidiaries (a "Third Party Acquisition"), or a Third Party Acquisition occurs, involving any party (or any affiliate or associate thereof) (x) with whom the Company (or its agents) during the term of this Agreement had any discussions with respect to a Third Party Acquisition, (y) to whom the Company (or its agents) during the term of this Agreement furnished information with respect to or with a view toward a Third Party Acquisition, or (z) who during the term of this Agreement had submitted a proposal or expressed any interest publicly or to the Company in a Third Party Acquisition, which Third Party Acquisition contemplates a direct or indirect consideration for shares of Common Stock in excess of the Merger Consideration, in the case of each of clauses (x), (y) and (z) prior to such termination or (ii) if this Agreement is terminated (A) by the Company in accordance with Section 7.01(d), or (B) by

Parent pursuant to Section 7.01(e)(iii), then the Company shall pay to Parent in same day funds, within two business days following such termination (except as required to be earlier paid in accordance with Section 7.01(d)) an amount (reduced by any amount or reimbursement paid pursuant to Section 8.01(c)) equal to $4,800,000 plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by Parent in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate).

          (c) If Parent terminates this Agreement pursuant to Section 7.01(e)(i) or (ii) as a result of an intentional or willful breach, then the Company shall pay to Parent in same day funds, within two business days following such termination $1,000,000, plus, within two business days of being furnished with appropriate documentation, reimbursement for the out-of-pocket fees and expenses reasonably incurred by Parent in connection with the Merger and the transactions contemplated thereby (not to exceed $1,500,000 in the aggregate).

          8.02  Representations and Warranties.
                ------------------------------
          The respective representations and warranties of the Company, on the one hand, and Parent and Purchaser, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished as of the Effective Time and thereafter none of the Company, Parent or Purchaser or their respective officers, directors, employees and agents shall be under any liability whatsoever with respect to any such representation or warranty.

          8.03  Extension; Waiver.
                -----------------
          At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Directors of the Company and the Special Committee and the Board of Directors of Parent or Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          8.04  Public Announcements.
                --------------------
          The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the trans-actions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless such party has been advised by counsel that such release or statement is required by applicable law.

          8.05  Notices.
                -------
          All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

     (a)  if to the Company, to it at:

          Payco American Corporation
          180 North Executive Drive
          Brookfield, Wisconsin  53005

          Attention:  Dennis G. Punches

          with a copy to:

          Hecht & Lentz
          333 Bridge, N.W., Suite 330
          Grand Rapids, Michigan  49504

          Attention:  David M. Hecht, Esq.

     (b)  if to Parent, to it at:

          OSI Holdings Corp.
          300 Galleria Parkway, Suite 690
          Atlanta, Georgia  30339

          Attention:  David B. Kreiss

          with a copy to:

          McCown De Leeuw & Co.
          101 East 52nd Street
          31st Floor
          New York, New York  10022

          Attention:  David E. King

          with a further copy to:

          White & Case
          1155 Avenue of the Americas
          New York, New York  10036

          Attention:  Frank L. Schiff, Esq.

     (c)  if to Purchaser, to it at:

          c/o OSI Holdings Corp.
          300 Galleria Parkway, Suite 690
          Atlanta, Georgia  30339

          Attention:  David B. Kreiss

          with a copy to:

          McCown De Leeuw & Co.
          101 East 52nd Street
          31st Floor
          New York, New York  10022

          Attention:  David E. King

          with a further copy to:

          White & Case
          1155 Avenue of the Americas
          New York, New York  10036

          Attention:  Frank L. Schiff, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All notices, requests, demands, waivers and communications shall be deemed received as follows; (i) if sent by prepaid registered or certified mail, return receipt requested, on the earlier of the date shown on the receipt or three (3) days after being deposited with the U.S. Postal Service; (ii) if placed for delivery with a recognized overnight courier service, on the regularly scheduled date for delivery established by such courier service; (iii) if delivered by hand, when delivered.

          8.06  Entire Agreement.
                ----------------
          This Agreement, the schedules previously delivered to Parent and the Company, the Confidentiality Agreement and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          8.07  Binding Effect; Benefit; Assignment.
                -----------------------------------
          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.08  Amendment and Modification.
                --------------------------
          Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the Board of Directors of the Company and the Special Committee and the Board of Directors of Parent and Purchaser or by the respective officers authorized by them; provided, however, that after any such
                                        --------  -------
stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

          8.09  Further Actions.
                ---------------
          Each of the parties hereto agrees that, subject to the provisions of this Agreement and to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          8.10  Headings.
                --------
          The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          8.11  Counterparts.
                ------------
          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          8.12  Applicable Law.
                --------------
          This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the conflict of laws rules thereof.

          8.13  Severability.
                ------------
          If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.14  Certain Definitions .
                --------------------
          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof. "Knowledge of the Company", "known to the Company" or words of similar import mean the actual knowledge of any executive officer or director of the Company. "Notice to the Company", "notice received by the Company" or words of similar import shall mean written notice received by any executive officer or director of the Company.


          IN WITNESS WHEREOF, each of Parent, Purchaser and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.


                              OSI HOLDINGS CORP.


                              By: DAVID E. KING
                                 --------------------------
                                Name:  David E. King
                              Title: Secretary and
                                     Treasurer


                              BOXER ACQUISITION CORP.


                              By: DAVID E. KING
                                  --------------------------
                                 Name: David E. King
                                 Title: President


                              PAYCO AMERICAN CORPORATION


                              By:  DENNIS G. PUNCHES
                                ---------------------------
                                Name: Dennis G. Punches
                                Title: Chairman

                                                  ANNEX B
                                                  -------
                             AGREEMENT

     THIS AGREEMENT, dated as of August 12, 1996, is made by and between ____________ (the "Shareholder") and Boxer Acquisition Corp., a Delaware corporation (the "Purchaser").

     WHEREAS, contemporaneously herewith, the Purchaser, OSI Holdings Corp., the Purchaser's parent corporation ("Parent"), and Payco American Corporation, a Wisconsin corporation (the "Company"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (as may be amended or supplemented from time to time, the "Merger Agreement"); and

     WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement; and

     WHEREAS, the Shareholder owns, of record and beneficially, [___] shares of common stock of the Company (the "Shares", which term shall include for the purposes of this Agreement all other shares of common stock of the Company acquired or otherwise received by the Shareholder on or after the date of this Agreement); and

     WHEREAS, in order to induce the Purchaser to execute the Merger Agreement, the Shareholder has agreed to vote in favor of the Merger as herein provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.     Voting of Shares.
            ----------------
     Unless (i) the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company has withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger and (ii) as a result thereof the Merger Agreement has been terminated, the Stockholder hereby agrees to vote the Shares in favor of the Merger.

     2.     Representations and Warranties of the Shareholder.
            -------------------------------------------------
     The Shareholder hereby represents and warrants to the Purchaser that:

     (a) The Shareholder is the sole record and beneficial owner of the Shares and no other person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the voting, of such Shares. Other than this Agreement and the Merger Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of the Shares, any interest therein or any rights with respect thereto, or related to the voting, disposition or control of the Shares, or (ii) obligates the Shareholder to grant, offer or enter into any of the foregoing.

     (b) The Shareholder has the full legal power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles of equity.

     3.     Representations and Warranties of the Purchaser.
            -----------------------------------------------

       The Purchaser represents and warrants to the Shareholder that:

     (a) It has the full corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     (b) It has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and that this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles of equity.

     4.     Binding Effect; Assignment.
            --------------------------
     This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

     5.     Specific Performance.
            --------------------
     The parties hereto agree that if for any reason the Shareholder fails to perform any of the Shareholder's obligations under this Agreement, the Purchaser would be irreparably damaged and money damages would not constitute an adequate remedy. Accordingly, the Purchaser shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of such obligations by the Shareholder. This provision is without prejudice to any other rights the Purchaser may have against the Shareholder for failure to perform any of the Shareholder's obligations under this Agreement.

     6.     Governing Law.
            -------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the law of conflicts of laws thereof.

     7.     Counterparts.
            ------------
     This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                              _______________________________



                              BOXER ACQUISITION CORP.


                              By:____________________________

                                                              ANNEX C
                                                              -------

                    [William Blair & Co. letterhead]

                            August 13, 1996

Board of Directors
Payco American Corporation
180 North Executive Drive
Brookfield, WI 53005

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the Shareholders of Payco American Corporation ( the "Company") of the consideration to be received pursuant to the terms of the Agreement and Plan of Merger dated as of August 13, 1996 (the "Merger Agreement") by and among, OSI Holdings Corp, Boxer Acquisition Corporation, and the Company. The terms of the Merger Agreement contemplate an aggregate consideration of approximately $145 million or $14.00 per share to the Shareholders of the Company ( the "Consideration").

In connection with our review of the proposed transaction (the "Transaction") and the preparation of our opinion herein, we have examined: (a) a draft of the Merger Agreement; (b) audited financial statements of the Company for each of the five fiscal years ended December 31, 1995; (c) the unaudited financial statements of the Company for the quarters ended March 31, 1996, and June 30, 1996; (d) certain internal financial information and forecasts for the Company, prepared by management of the Company; (e) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, and have considered other matters which we have deemed relevant to our inquiry.

Although we have no reason to believe that any of the financial or other information on which we have relied is not accurate or complete, we have assumed the accuracy and completeness of all such information and have not attempted to verify independently any of such information, nor have we made or obtained an independent appraisal of the assets of the Company. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management, as the case may be, as to the respective future financial performance of the Company. Our opinion herein is based upon circumstances existing and disclosed to us and can be evaluated as of August 13, 1996.

  [italics] 222 West Adams Street Chicago, Illinois 60606
                  (312) 236-1600[italics]

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including (a) historical revenues, operating earnings, operating cash flows, net income and capitalization, as to the Company and certain publicly held companies; (b) the current financial position and results of operations of the Company; (c) the historical market prices and trading volume of the Common Stock of the Company; (d) financial information concerning selected actual and proposed business combinations which we believe to be relevant; and (e) the general condition of the securities markets. We were not requested to, nor did we, seek alternative participants for the proposed Transaction.

William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services, including the rendering of this opinion, the Company will pay us a fee and indemnify us against certain liabilities.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of date hereof, the Consideration is fair, from a financial point of view, to the Shareholders of the Company.

                                   Very truly yours,

                                 /s/ WILLIAM BLAIR & CO.
                                    ---------------------
                                    William Blair & Co.


                                                       ANNEX D
                                                       -------
                           CONSULTING AGREEMENT


          This Agreement is made as of the 12th day of August, 1996 between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and Dennis
G. Punches, an individual residing in the State of Florida (the
"Consultant").

                          R E C I T A L S
                          ---------------
          WHEREAS, the Consultant is a founder and long-time employee of the Company and is presently serving as Chairman of the Board of Directors of the Company;

          WHEREAS, during the term of his employment with the Company, the Consultant has actively established and maintained relationships with the Company's key customers and strategic partners;

          WHEREAS, the Consultant possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, OSI Holdings Corp., Boxer Acquisition Corp. and the Company have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement");

          WHEREAS, the Company desires to secure the continued services of the Consultant on behalf of the Company after consummation of the transactions contemplated by the Merger Agreement, and the Consultant desires to continue providing such services to the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1.     Engagement, Duties.
                 ------------------
     The Company hereby engages the Consultant to provide such advisory and consulting services to the Company as shall be mutually agreed between the Consultant and the Company from time to time, and the Consultant accepts such engagement for the term specified in Section 2 below (the "Term").

          2.     Effectiveness; Term.
                 -------------------
     The Term shall begin at the Effective Time (as defined in the Merger Agreement) and continue until the third anniversary date of the Effective Time, unless earlier terminated by either party with thirty days notice to the other.

          3.     Fee.
                 ---
     During the Term, the Company shall pay to the Consultant $150,000 on the third anniversary date of the Effective Time.

          4.     Expenses.
                 --------
     The Consultant shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with Company policy and upon receipt of appropriate documentation.

          5.     Independent Contractor.
                 ----------------------
     It is the express intention of the parties that Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company. Nothing in this contract shall be interpreted or construed as creating or establishing a relationship of employer and employee between the Company and Consultant or any employee or agent of Consultant.

          6.     Secret Processes and Confidential Information.
                 ---------------------------------------------
     For the Term and thereafter, (a) the Consultant will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations or finances of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and (b) the Consultant will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Consultant. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Consultant, alone or with others, while a consultant of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Consultant hereby assigns any and all rights therein or thereto to the Company.

          During the term of this Agreement and thereafter, the Consultant shall not take any action to disparage or criticize to any third parties any of the services of the Company or to commit any other action that injures or hinders the business relationships of the Company.

          All files, records, documents, memorandums, notes or other documents relating to the business of Company, whether prepared by the Consultant or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to the Company and not retained by the Consultant upon termination of this Agreement for any reason whatsoever.

          7.     Notice.
                 ------
     Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

          If to the Consultant:

                    c/o Payco American Corporation
                    180 North Executive Drive
                    Brookfield, Wisconsin  53005-6066

          If to the Company:

                    Payco American Corporation
                    180 North Executive Drive
                    Brookfield, Wisconsin  53005-6066

          With a copy to:

                    McCown De Leeuw & Co.
                    101 East 52nd Street
                    31st Floor
                    New York, New York  10022
                    Attention:  David E. King

The Company shall give the Consultant written notice of any default under this Agreement and afford the Consultant fifteen days to cure such default.

          8.     General.
                 -------
          (a)     Governing Law; Jurisdiction.
                  ---------------------------
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b)     Assignability.
                  -------------
     The Consultant may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c)     Enforcement Costs.
                  -----------------
     In the event that either the Company or the Consultant initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d)     Binding Effect.
                  --------------
     This Agreement is for the engagement of the Consultant, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e)     Entire Agreement; Modification.
                  ------------------------------
     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f)     Duration.
                  --------
     Notwithstanding the term of engagement hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (g)     Survival.
                  --------
     The covenants set forth in Section 6 of this Agreement shall survive and shall continue to be binding upon the Consultant as set forth in such Sections notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Consultant against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h)     Remedies.
                  --------
     The parties recognize that the performance of the obligations under
Section 6 of this Agreement by the Consultant is special, unique and extraordinary in character, and that in the event of the breach by the Consultant of the terms and conditions of Section 6 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Consultant or to enjoin the Consultant from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                     PAYCO AMERICAN CORPORATION

                                    By:  /S/ WILLIAM W. KAGEL
                                             ___________________
                                     Name:   William W. Kagel
                                     Title:  Senior Vice-President

                                     CONSULTANT

                                     /S/ DENNIS G. PUNCHES
                                     ------------------------
                                     Dennis G. Punches

                                                           ANNEX E
                                                           -------

                     COVENANT NOT-TO-COMPETE AGREEMENT
                     ---------------------------------

          THIS COVENANT NOT-TO-COMPETE AGREEMENT, dated August 12, 1996, is made between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and Dennis G. Punches, an individual residing in the State of Florida ("Punches").

                               R E C I T A L S
                               ---------------
          WHEREAS, Punches is a founder and long-time employee of the Company and is presently serving as Chairman of the Board of Directors of the Company;

          WHEREAS, during the term of his employment with the Company, Punches has actively established and maintained relationships with the Company's key customers and strategic partners;

          WHEREAS, Punches possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS OSI Holdings Corp., Boxer Acquisition Corp. and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Boxer Acquisition Corp. will be merged with and into the Company;

          WHEREAS, Punches is willing to enter into the Consulting Agreement dated as of the date hereof pursuant to which the Company will secure the continued services of Punches on behalf of the Company;

          WHEREAS, in order to provide reasonable assurances and to induce the Company to enter into the Consulting Agreement with Punches, the Company and Punches have agreed to enter into this Agreement for the consideration called for hereby.

          NOW, THEREFORE, the parties hereto hereby agrees as follows:

          1.     Covenant Not-to-Compete.  (a) Punches covenants and agrees
                 -----------------------
that he will not:

          (i) for a period of three (3) years from the Effective Time (as defined in the Merger Agreement), within North America (including Canada, Mexico and Puerto Rico) and any other jurisdiction or marketing area in which the Company or any of its Affiliates (as defined below) is doing business or is qualified to do business as of the date of this Agreement, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that currently conducted by the Company or any of its Affiliates; provided, however, that Punches shall be permitted to serve as a member of the Supervisory Board of Intrum Justitia. For these purposes, ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with the Company or any of its Affiliates; or

          (ii) other than Robert Duersten and Beverly Wortman, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its Affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any of its Affiliates.

          (b) For the purposes of this Section 1, the term "Affiliate" shall mean, with respect to the Company, any person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, the Company. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

          2.     Effectiveness; Consideration for Covenant.
                 -----------------------------------------
  This Agreement shall be effective at the Effective Time. In consideration for Punches' entering into the foregoing covenant, the Company will pay to Punches $3,000,000 at the Effective Time.

          3.     Severability.
                 ------------
     It is the desire and intent of the parties to this Agreement that the provisions of Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of Section 1 shall be adjudicated to be invalid or unenforceable, Section 1 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of Section 1 in the particular jurisdiction in which such adjudication is made.

          4.     General.
                 -------
          (a)     Governing Law; Jurisdiction.
                  ---------------------------
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b)     Assignability.
                  -------------
     Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c)     Enforcement Costs.
                  -----------------
     In the event that either the Company or Punches initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d)     Binding Effect.
                  --------------
      This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e)     Entire Agreement; Modification.
                  ------------------------------
     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f)     Duration.
                  --------
     This Agreement shall continue for so long as any obligations remain under this Agreement.

          (g)     Survival.
                  --------
     The covenants set forth in Section 1 of this Agreement shall survive and shall continue to be binding upon Punches as set forth in such Section. The existence of any claim or cause of action by Punches against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all covenants.

          (h)     Remedies.
                  --------
     The parties recognize that the performance of the obligations under
Section 1 of this Agreement by Punches is special, unique and extraordinary in character, and that in the event of the breach by Punches of the terms and conditions of Section 1 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by Punches or to enjoin Punches from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

          (i)     Notices.
                  -------
     The Company shall give Punches written notice of any default under this Agreement and afford Punches 15 days to cure such default.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                              PAYCO AMERICAN CORPORATION


                              By: /s/ WILLIAM W. KAGEL
                                 ---------------------
                                 Name: William W. Kagel
                                 Title: Senior Vice-President

                                 /s/DENNIS G. PUNCHES
                                 ------------------------
                                    Dennis G. Punches

<PAG>

                                                     ANNEX F
                                                     -------
                        EMPLOYMENT AGREEMENT


          This Agreement is made as of the 13th day of August, 1996 between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and __________, an individual residing in the State of Wisconsin (the "Employee").

                          R E C I T A L S
                          ---------------

          WHEREAS, the Employee has been and is presently in the employ of the Company and is presently serving as _________ and _______________________ of the Company;

          WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, OSI Holdings Corp., Boxer Acquisition Corp. and the Company have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement");

          WHEREAS, the Company desires to secure the continued services and employment of the Employee on behalf of the Company, and the Employee desires to continue in the employment of the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1.     Employment.
                 ----------
     The Company hereby employs the Employee as _________ and _____ _________________ of the Company, and the Employee accepts such employment for the term of the employment specified in Section 3 below. During the Employment Term, the Employee shall serve as _________ and _______________________ of the Company, performing such duties as shall be reasonably required of an executive-level employee of the Company, and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the Company.

          2.     Performance.
                 -----------
  The Employee will serve the Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

          3.     Effectiveness; Employment Term.
                 ------------------------------
     This Agreement shall become effective at the Effective Time (as defined in the Merger Agreement) and continue until the first anniversary date of the Effective Time, unless earlier terminated pursuant to Section 7 below (the "Employment Term").

          4.     Compensation.
                 ------------
          (a)     Salary.
                  ------
     During the Employment Term, the Company shall pay the Employee a base salary, payable in equal monthly installments, subject to withholding and other applicable taxes, at an annual rate of ___ ____________________________________ ($_______). In addition, the Employee will be entitled to receive such Employee's bonus compensation, or portion thereof, for the Company's 1996 year in accordance with the past practices of the Company, (ii) if applicable, the Employee shall be entitled to receive such Employer's ratable percentage of bonus compensation, if any, for the Company's 1997 year.

         (b)     Medical and Dental Health Benefits.
                  ----------------------------------
     During the Employment Term, Employee shall be entitled to medical and dental heath benefits in accordance with the Company's established policies for key employees.

          (c)     Vacation; Sick Leave.
                  --------------------
  During the Employment Term, Employee shall be entitled to vacation and sick leave in accordance with the Company's established policies for key employees.

          5.     Expenses.
                 --------
    The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon receipt of appropriate documentation.

          6.     Secret Processes and Confidential Information.
                 ---------------------------------------------
     For the Employment Term and thereafter, (a) the Employee will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations or finances of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and (b) the Employee will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Employee hereby assigns any and all rights therein or thereto to the Company.

          During the term of this Agreement and thereafter, Employee shall not take any action to disparage or criticize to any third parties any of the services of the Company or to commit any other action that injures or hinders the business relationships of the Company.

          All files, records, documents, memorandums, notes or other documents relating to the business of Company, whether prepared by Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of this Agreement for any reason whatsoever.

          7.     Termination.
                 -----------
     The employment of the Employee hereunder shall automatically terminate at the end of the Employment Term, as provided in Section
3. The employment of the Employee hereunder may also be terminated at any time by the Company with or without "cause". For purposes of this Agreement, "cause" shall mean: (i) embezzlement, theft or other misappropriation of any property of the Company or any subsidiary, (ii) gross or willful misconduct resulting in substantial loss to the Company or any subsidiary or substantial damage to the reputation of the Company or any subsidiary, (iii) any act involving moral turpitude which if the subject of a criminal proceeding could reasonably result in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (iv) gross breach of his fiduciary obligations to the Company or any subsidiary, (v) a breach of his covenant not to compete, or (vi) any chemical dependence which materially affects the performance of his duties and responsibilities to the Company or any subsidiary.


          8.     Severance.
                 ---------

               (a)     Termination Without "Cause".
                       --------------------------
     If the Employee's employment is terminated by the Company
without "cause", the Employee shall be entitled to receive his salary, and any unpaid bonus as provided in Section 4(a), for the period from the date of termination until the first anniversary of the Effective
Time (the "Severance Period"), provided that if at any time during the
                                -------- ----
Severance Period the Employee shall obtain other employment, the Company's obligation to pay severance under this Section 8(a) shall automatically be reduced from the date of commencement of such other employment until the termination of the Severance Period to an amount equal to the ratable difference between the Employee's salary and any unpaid bonus under Section 4(a) and the base salary earned by Employee in such other employment. The Employee shall not be an employee of the Company during the Severance Period, and except for such severance payment or as otherwise required by law, shall not be entitled to any compensation or benefits under Section 4(a), 4(c) or 4(d) with respect to the Severance Period or bonus under Section 4(b) with respect to either the Severance Period.

               (b)     Termination "For Cause".
                       ----------------------
     If the Employee's employment is terminated by the Company "for cause", the Employee shall not be entitled to severance compensation.

          9.     Notice.
                 ------
     Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

          If to the Employee:

                    c/o Payco American Corporation
                    180 North Executive Drive
                    Brookfield, Wisconsin  53005-6066

          If to the Company:

                    Payco American Corporation
                    180 North Executive Drive
                    Brookfield, Wisconsin  53005-6066

          With a copy to:

                    McCown De Leeuw & Co.
                    101 East 52nd Street
                    31st Floor
                    New York, New York  10022
                    Attention:  David E. King

          10.     General.
                  -------
          (a)     Governing Law; Jurisdiction.
                  ---------------------------
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.
The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b)     Assignability.
                  -------------
     The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c)     Enforcement Costs.
                  -----------------
     In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d)     Binding Effect.
                  --------------
     This Agreement is for the employment of Employee, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e)     Entire Agreement; Modification.
                  ------------------------------
     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f)     Duration.
                  --------
     Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (g)     Survival.
                  --------
     The covenants set forth in Section 6 of this Agreement shall survive and shall continue to be binding upon Employee as set forth in such Sections notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h)     Remedies.
                  --------
     The parties recognize that the performance of the obligations under Section 6 of this Agreement by the Employee is special, unique and extraordinary in character, and that in the event of the breach by the Employee of the terms and conditions of Section 6 of this Agreement, the Company or any of its Affiliates shall be entitled to
(a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Employee or to enjoin the Employee from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                              PAYCO AMERICAN CORPORATION


                                 ------------------------
                              By:
                                 Name:
                                 Title:


                              EMPLOYEE


                                 ------------------------

                                                           ANNEX G
                                                           -------

                 COVENANT NOT-TO-COMPETE AGREEMENT
                 ---------------------------------

          THIS COVENANT NOT-TO-COMPETE AGREEMENT, dated August 12, 1996, is made between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin, 53005-6066, (the "Company"), and __________, an individual residing in the State of Wisconsin (the "Employee").

                          R E C I T A L S
                          ---------------

          WHEREAS OSI Holdings Corp., Boxer Acquisition Corp. and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Boxer Acquisition Corp. will be merged with and into the Company;

          WHEREAS, the Employee has been and is presently in the employ of the Company;

          WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, the Employee is willing to enter into the Employment Agreement dated as of the date hereof whereby the Company has secured the continued services and employment of the Employee on behalf of the Company;

          WHEREAS, in order to provide reasonable assurances and to induce the Company to enter into the Employment Agreement with Employee, the Company and Employee have agreed to enter into this Agreement for consideration called for hereby;

          NOW, THEREFORE, the parties hereto hereby agrees as follows:

          1.     Covenant Not-to-Compete.  (a)  The Employee covenants and
                 -----------------------
agrees that he will not:

          (i) for a period of one (1) year from the Effective Time (as defined in the Merger Agreement), within any jurisdiction or marketing area in which the Company or any of its Affiliates (as defined below) is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that currently conducted by the Company or any of its Affiliates. For these purposes, ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with the Company or any of its Affiliates; or

          (ii) employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its Affiliates at the time of this Agreement, or who shall subsequently become an employee of the Company or any of its Affiliates.

          (b) For the purposes of this Section 1, the term "Affiliate" shall mean, with respect to the Company, any person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, the Company. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

          2.     Effectiveness; Consideration for Covenant.
                 -----------------------------------------
     This Agreement shall become effective at the Effective Time. In consideration for Employee's entering into the foregoing covenant, the Company will pay to the Employee $ _________ at the Effective Time.

          3.     Severability.
                 ------------
     It is the desire and intent of the parties to this Agreement that the provisions of Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of Section 1 shall be adjudicated to be invalid or unenforceable, Section 1 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of Section 1 in the particular jurisdiction in which such adjudication is made.


          4.     General.
                 -------

          (a)     Governing Law; Jurisdiction.
                  ---------------------------
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b)     Assignability.
                  -------------
     Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c)     Enforcement Costs.
                  -----------------

     In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d)     Binding Effect.
                  --------------
    This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (e)     Entire Agreement; Modification.
                  ------------------------------
     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f)     Duration.
                  --------
     This Agreement shall continue for so long as any obligations remain under this Agreement.

          (g)     Survival.
                  --------
     The covenants set forth in Section 1 of this Agreement shall survive and shall continue to be binding upon Employee as set forth in such Section. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          (h)     Remedies.
                  --------
     The parties recognize that the performance of the obligations under
Section 1 of this Agreement by the Employee is special, unique and extraordinary in character, and that in the event of the breach by the Employee of the terms and conditions of Section 1 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by the Employee or to enjoin the Employee from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                              PAYCO AMERICAN CORPORATION



                              By:
                                ---------------------
                                 Name:
                                 Title:


                              EMPLOYEE



                               -----------------------

                                                             ANNEX H
                                                             -------
                  [Goldman Sachs & Co letterhead]






August 12, 1996


OSI Holdings Corp.
101 East 52nd Street
31st Floor
New York, New York 10022

Attention:       Mr. David King
                 Director

Ladies and Gentlemen:

You have advised us that OSI Holdings Corp. (the "Company") has an interest in acquiring all of the outstanding capital stock of Payco American Corporation ("Target") in a negotiated merger transaction (the " Transaction"). We understand that the total funding needs in connection with the Transaction and the refinancing of the outstanding debt of the Company will be approximately $255 million. We further understand that the arrangements required to finance the proposed purchase and repayment of debt and to pay related fees and expenses are expected to consist of: (i) an initial borrowing by the Company of approximately $150 million under a senior bank facility of $200 million (the "Bank Facility"); (ii) the private placement or public offering of approximately $100 million of senior subordinated notes of the Company, which will be guaranteed by the Company's subsidiaries on a senior subordinated basis (the "Senior Subordinated Notes"); and (iii) approximately $5 million of cash on hand. Following the Transaction, the Company will not have any debt except as described in this paragraph.

Pursuant to an engagement letter dated June 10, 1996, you have engaged Goldman, Sachs & Co. ("Goldman Sachs") to act as financial advisor to the Company in connection with the possible acquisition of Target. By accepting this letter, you agree that the provisions relating to our indemnity in such engagement letter and the other matters as set forth in Annex A thereto shall apply in connection with this letter.

Based on the information that you have provided to us to date and our analysis of the current market for securities issued for acquisition financing, we are pleased to inform you that we are highly confident of our ability to sell or place the Senior Subordinated Notes to finance a portion of the financing of the Transaction as described above, subject to the matters set forth in the following paragraph.

Our ability to consummate the sale or placement of the Senior Subordinated Notes is subject to: (i) the terms and conditions of the Senior Subordinated Notes and all other debt and equity financing for the Transaction (including any debt to be assumed) and all existing debt of the Company, if any, and all related documentation being reasonably satisfactory in form and substance to Goldman Sachs; (ii) the execution and delivery of documentation with respect to the Transaction and all related transactions in form and substance reasonably satisfactory to Goldman Sachs; (iii) the absence of any material adverse change in the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company or Target, as determined by Goldman Sachs in its sole discretion; (iv) the receipt of all necessary governmental, regulatory and third party approvals and consents in connection with the Transaction; (v) the execution and delivery of documentation with respect to the Senior Subordinated Notes and the offering and sale thereof (including, but not limited to, the underwriting agreement, purchase agreement or placement agreement) that is in form and substance reasonably satisfactory to Goldman Sachs; (vi) our continuing due diligence investigation not disclosing any facts that would materially alter our current view with respect to any aspect of the Company or Target; (vii) the receipt of audited, unaudited and pro forma financial statements for the Company that meet the requirements for a registration statement on form S-1 and that are consistent with the financial results outlined in the presentation made to Goldman Sachs dated July 25, 1996; (viii) there having not occurred any disruption or adverse change, as determined by Goldman Sachs in its sole discretion, in the market for new issuances of high yield debt securities or in the securities markets in general; (iv) our having reasonable time to market the Senior Subordinated Notes with the assistance of management of the Company and Target, based on our experience in comparable transactions sold in comparable markets; (x) the capitalization of the Company being as described in the first paragraph of this letter; (xi) satisfaction of all conditions precedent set forth in the acquisition agreement and the Bank Facility; (xii) there being at least $50 million of available borrowings under the Bank Facility immediately after consummation of the Transaction; (xiii) the completion of an offering circular or prospectus reasonably acceptable to Goldman Sachs; and (xiv) the absence of any change or proposed change in United States law that would reasonably be expected to materially adversely affect the economic consequences that you and your subsidiaries contemplate deriving from the Transaction.

Please note that this letter is not a commitment to purchase or place the Senior Subordinated Notes. Such a commitment would be subject, among other things, to the execution and delivery by Goldman Sachs of a separate written agreement. This letter shall be treated by you as confidential and is being provided to you solely in connection with the Company's proposed acquisition of Target and may not be used, circulated, quoted or otherwise referred to in any document, except with Goldman Sachs' prior written consent. Notwithstanding the foregoing, this letter may be shown to Target and its agents provided that they agree to keep this letter confidential.

This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.


We look forward to working with you toward the successful completion of the proposed financing.

Sincerely yours,


/s/ GOLDMAN, SACHS & CO.
_________________________
Goldman, Sachs & Co.

                                                        ANNEX I
                                                        -------
                        [CHASE letterhead]


August 12, 1996


OSI Holdings Corp.
c/o McCown De Leeuw & Co.
101 East 52nd Street
31st Floor
New York, New York 10022

Attn:  Mr. David King

Ladies and Gentlemen:

You have advised Chase Securities, Inc. ("CSI") that OSI Holdings Corp. (the "Company") has an interest in acquiring all of the outstanding capital stock of Payco American Corporation (the "Target") in a negotiated merger transaction (the "Transaction"). We understand that the total funding needs in connection with the Transaction and the refinancing of the Company will be approximately $255 million. We further understand that the arrangements required to finance the proposed purchase and repayment of debt and to pay related fees and expense are expected to consist of: (i) an initial borrowing by the Company of approximately $150 million under a senior credit facility of $200 million (the "Credit Facility"); (ii) the private placement or public offering of approximately $100 million of senior subordinated notes of the Company, which will be guaranteed by the Company's subsidiaries on a senior subordinated basis (the "Senior Subordinated Notes"); and (iii) approximately $5 million of cash on hand. Following the Transaction, the Company will not have any debt except as described in this paragraph.

Based on this information that you have provided us to date and our analysis of the current market for securities issued by entities engaged in similar industries, we are pleased to inform you that we are highly confident of our ability to sell or place the Senior Subordinated Notes to finance a portion of the financing of the Transaction as described above, subject to the matters set forth in the following paragraph.

Our view expressed above is based on the preliminary outline of the Transaction as currently structured, including our understanding of the business, tax status, results, operations, condition and prospects of the Company after giving effect to the Transaction and is based on current general economic and industry conditions. Our view is also subject to: (i) the terms and conditions of the Senior Subordinated Notes and all other debt and equity financing for the Transaction (including any debt to be assumed) and all existing debt of the Company, if any, and all related documentation being reasonably satisfactory in form and substance to CSI; (ii) the execution and delivery of documentation with respect to the Transaction and all related transactions in form and substance reasonably satisfactory to CSI; (iii) the absence of any material adverse changes in the business, condition (financial or otherwise), results of operation, assets, liabilities or prospects of the Company or Target, as determined by CSI in its sole discretion; (iv) the receipt of all necessary governmental, regulatory and third party approvals and consents in connection with the Transaction; (v) the execution and delivery of documentation with respect to the Senior Subordinated Notes and the offering and sale thereof (including, but not limited to, the underwriting agreement, purchase agreement or placement agreement) that is in form and substance reasonably satisfactory to CSI; (vi) our continuing due diligence investigation not disclosing any facts that would materially alter our current view with respect to the Company or Target; (vi) the receipt of audited financial statements of the Company covering the three years ended December 31, 1995 that meet the requirements of Regulation S-X and that are consistent with the financial results outlined in the presentation made at Goldman Sachs dated July 25, 1996; (viii) there having not occurred any disruption or adverse change, as determined by CSI in its sole discretion, in the market for new issuance of high yield debt securities or in the securities market in general; (iv) our having reasonable time to market the Senior Subordinated Notes with the assistance of management of the Company and Target, based on our experience in comparable transactions and in comparable markets; (x) satisfaction of all conditions precedent set forth in the acquisition agreement and the Credit Facility; (xi) there being at least $50 million of available borrowings under the Credit Facility immediately after consummation of the Transaction; (xii) the completion of an offering circular or prospectus reasonably acceptable to CSI; and (xiii) the absence of any change or proposed change in United States law that would reasonably be expected to materially adversely affect the economic consequences that you and your subsidiaries contemplate deriving from the Transaction.

This letter is not intended to be, and shall not constitute, a commitment letter or undertaking by CSI to place or to purchase the Senior Subordinated Notes.

This letter has been delivered to you for your information and is not to be distributed or disclosed to, or otherwise relied upon, by any other person without CSI's consent, except as required by law. Notwithstanding the foregoing, this letter may be shown to the Target and its agents provided that they agree to keep this letter confidential.

                              Very truly yours,

                              CHASE SECURITIES INC.

                              By:  /s/ DAVID FASS
                                 -------------------
                                       David Fass





                                                          ANNEX J
                                                          -------

[Pearl Street, L.P.]                    [The Chase Manhattan Bank]



PERSONAL & CONFIDENTIAL
- - -----------------------
August 7, 1996



OSI Holdings Corp.
c/o McCown De Leeuw & Co.
101 East 52nd Street
New York, New York 10022

Attention:  Mr. David King

Gentlemen:

You have advised us that OSI Holdings Corp. ("OSI"), through one or more newly created entities, intends to acquire (the "Acquisition") all of the capital stock of Payco American Corporation ("Payco"). You have also advised us that it is anticipated that, in order to finance the Acquisition (including transaction costs), to refinance certain existing debt of Payco and OSI and to provide for OSI's and its subsidiaries' general corporate purposes and acquisition financing requirements after the Acquisition, you will require up to $300 million of financing consisting of (i) $200 million of senior secured credit facilities (the "Senior Facilities") and (ii) $100 million of subordinated debt (the "Subordinated Debt"). You have further advised us that the cash purchase price to be paid for the shares of capital stock of Payco in connection with the Acquisition will not exceed $14.00 per share.

Each of Pearl Street L.P., an affiliate of Goldman, Sachs & Co. ("Pearl Street"), and The Chase Manhattan Bank ("Chase") is pleased to confirm its commitment to provide one-half of the $200 million of Senior Facilities on the terms and subject to the conditions contained in this letter, the attached Annex A and the attached Annex B (together, the "Commitment Letter"). In addition, on the terms and subject to the conditions of the Commitment Letter, Pearl Street and Chase will act as Co-Administrative Agents with respect to the Senior Facilities and Goldman, Sachs & Co. ("Goldman Sachs") and Chase Securities, Inc. ("Chase Securities") will act as Arranging Agents in connection with the Senior Facilities.

The Senior Facilities will consist of a maximum of $150 million of senior secured term loan facilities (the "Term Facilities") and a $50 million senior secured revolving credit facility (the "Revolving Facility"). The proceeds from the Term Facilities, together with the proceeds of the Subordinated Debt are expected to be used to finance the Acquisition and related transaction costs. Amounts under the Revolving Facility are expected to be used for certain acquisitions and to provide working capital.

Our commitments are subject, in our respective reasonable discretion, to the following conditions: (i) there shall not have been, since the date of the financial statements for OSI and Payco furnished to Pearl Street and Chase in the "OSI Holdings Management Presentation dated July 25, 1996" (the "Management Presentation"), any material adverse change in the capitalization or long-term debt of OSI and its subsidiaries or Payco and its subsidiaries (other than with respect to the repurchase of preferred stock of OSI) or any material adverse change in the business, condition (financial or otherwise) results of operations, assets, liabilities, financial performance or prospects of OSI and its subsidiaries or Payco and its subsidiaries, or (ii) there shall not have been any disruption or adverse change in the financial or capital markets generally or in the market for loan syndications in particular, which in any case under clause (i) or (ii) Pearl Street, Chase or Chase Securities, in their respect judgment, reasonably deems material. Our commitments are also subject to our respective reasonable discretion, to the satisfactory negotiation, execution and delivery of appropriate loan documents relating to the Senior Facilities, including without limitation, a credit agreement, guaranties, security agreements, pledge agreements, real property security agreements, opinion of counsel and other related definitive documents (collectively, the "Loan Documents") to be based upon and substantially consistent with the terms set forth in this Commitment Letter. We have reviewed certain information with respect to the business and operations of OSI and Payco and we are pleased to advise you that we are satisfied with the results of our due diligence investigation of OSI and Payco to date. However, neither we nor our counsel have had an opportunity to complete the due diligence efforts necessary in connection with the proposed financing and, therefore, in addition to the foregoing, our commitments are subject, to each of Pearl Street, Chase and Chase Securities being reasonably satisfied with the results of its anticipated, but not yet completed, due diligence with respect to the structure and terms of the Acquisition, and the tax, accounting, legal, regulatory and other issues relevant to OSI, Payco and their respective subsidiaries, and the Acquisition and the financing contemplated hereby.

The terms of this Commitment Letter are intended as an outline of certain of the material terms of the Senior Facilities, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses and other provisions that will be contained in the Loan Documents. The Loan Documents shall include, in addition, provisions that are customary or typical for financings of this type and other provisions that Pearl Street and/or Chase may reasonably determine to be appropriate in the context of the proposed transactions.

Each of Pearl Street and Chase intends and reserves the right to syndicate the Senior Facilities to the Lenders (as defined in the attached Annex B). Pearl Street, Goldman Sachs, Chase and Chase Securities will coordinate all aspects of the syndication of the Senior Facilities, including determining the selection of potential Lenders, the timing of all offers to potential Lenders, any designation of agent or other title awarded to a Lender, the acceptance of commitments, the amounts offered and the compensation provided to each Lender and the final commitment allocations (with OSI's consent not to be unreasonably withheld).

You agree to cooperate with Pearl Street, Goldman Sachs, Chase and Chase Securities in connection with (i) the preparation of an information package regarding the business, operations and prospects of OSI and Payco, including, without limitation, the delivery of all information relating to the transactions contemplated hereunder prepared by or on behalf of OSI or Payco deemed reasonably necessary by Pearl Street, Goldman Sachs, Chase or Chase Securities to complete the syndication of the Senior Facilities and (ii) the presentation of such information package in bank meetings and other communications with prospective Lenders in connection with the syndication of the Senior Facilities. You shall be solely responsible for the contents of any such information package and presentation and you acknowledge that Pearl Street, Goldman Sachs, Chase and Chase Securities will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, you represent and covenant that all information provided directly or indirectly by you to Pearl Street, Goldman Sachs, Chase, Chase Securities or the Lenders in connection with the transactions contemplated hereunder is and will be complete and correct in all material respects and does not and will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

In connection with arrangements such as this, it is our policy to receive indemnification. You agree to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this Commitment Letter.

You also agree to reimburse us for our reasonable out-of-pocket expenses, including the reasonable fees and disbursements of our attorneys and any other consultants or advisors that we have retained with your consent (not to be unreasonably withheld), plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this Commitment Letter (whether incurred before or after the date hereof).

Please note this Commitment Letter and any written or oral advise provided by Pearl Street, Goldman Sachs, Chase or Chase Securities in connection with this arrangement is exclusively for the information of OSI and may not be disclosed to any third party (other than Payco and its advisors after execution of this Commitment Letter by you) or circulated or referred to publicly without our prior written consent, except as required by law. With respect to any disclosures required by law, you agree to provide Pearl Street and Chase with prior notice of your intention to make any such disclosure and an opportunity to consult with you with respect thereto. The foregoing agreements regarding confidentiality shall survive the termination of this Commitment Letter.

As you know, each of Pearl Street and Chase may from time to time effect transactions, for their own accounts or the account of customers, and hold positions in loans or options on loans of OSI, Payco and other companies that may be subject of this arrangement. In addition, Goldman Sachs and Chase Securities Inc. are full service securities firms and as such may from time to time effect transactions, for their own accounts or the accounts of customers, and hold positions in securities or options on securities of OSI, Payco and other companies that may be the subject of this arrangement. In addition, Pearl Street and Chase may employ the services of its affiliates in providing services hereunder and may exchange with such affiliates information concerning OSI, Payco and other companies that may be the subject of this arrangement, and such affiliates may be entitled to the benefits afforded to Pearl Street and Chase hereunder.

Our commitments hereunder shall terminate on the earlier of (x) six months from the date of this Commitment Letter and (y) the date of termination of your agreement with Payco with respect to the Acquisition, unless the closing of the Senior Facilities, on the terms and subject to the conditions contained herein, shall have been consummated by such date.

The obligations of Pearl Street, Chase and Chase Securities hereunder are several obligations and the failure of Pearl Street, Chase or Chase Securities, as the case may be, to perform its obligations hereunder shall not give rise to any liability on the part of any or all of the other Lenders party to this letter with respect to such failure. The respective rights of Pearl Street, Goldman Sachs, Chase and Chase Securities hereunder may be enforced independently.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to Pearl Street, Chase and Chase Securities the enclosed copy of this Commitment Letter, on or before the close of business on August 13, 1996, whereupon this Commitment Letter shall become a binding agreement between us. If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this assignment.

Very truly yours,

PEARL STREET, L.P.

By:   /s/
   --------------------------
        Authorized Signatory

THE CHASE MANHATTAN BANK

By: /S/ D.DAVEY
   ---------------------------
      Name:   D. Davey
      Title:  Vice President

CHASE SECURITIES, INC.

By: /s/
    -----------------------------
      Name:
      Title
                                   ACCEPTED AS OF THE DATE ABOVE:

                                   OSI HOLDINGS CORP.

                                   By:
                                       -------------------------------
                                       Name:

                                       Title:

                              ANNEX A
                              -------

In the event that Pearl Street or Chase becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including, without limitation, stockholders of OSI or Payco, in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or any related agreement (collectively, the "Letter"), OSI periodically will reimburse Pearl Street and/or Chase, as the case may be, for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. OSI also will indemnify and hold Pearl Street and Chase harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Letter, except to the extent that any such loss, claim, damages or liability results from the gross negligence or bad faith of Pearl Street or Chase, as the case may be, in performing the services that are the subject of the Letter. If for any reason the foregoing indemnification is unavailable to Pearl Street or Chase, as the case may be, or insufficient to hold it harmless, then OSI shall contribute to the amount paid or payable by Pearl Street or Chase, as the case may be, as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of OSI and its stockholders on the one hand and Pearl Street or Chase, as the case may be, on the other hand in the matters contemplated by the Letter as well as the relative fault of OSI and Pearl Street or Chase, as the case may be, with respect to such loss, claim, damage or liability and any other relative equitable considerations. The reimbursement, indemnity and contribution obligations of OSI under this paragraph shall be in addition to any liability which OSI may otherwise have, shall extend upon the same terms and conditions to any affiliate of Pearl Street or Chase (including without limitation Goldman Sachs and Chase Securities, Inc.) and the partners, directors, agents, employees, and controlling persons (if any), of Pearl Street or Chase, as the case may be, and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of OSI, Pearl Street, Chase or any such affiliate and any such person. OSI also agrees that none of Pearl Street, Chase or any of their respective affiliates, partners, directors, agents, employees or controlling persons shall have any liability to OSI, any person asserting claims on behalf of or in right of OSI or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by OSI result from the gross negligence or bad faith of Pearl Street or Chase, as the case may be, in performing the services that are the subject of the Letter. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the Letter is hereby waived by the parties hereto. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the Letter, and the Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                              ANNEX B
                              -------

       SUMMARY OF TERMS AND CONDITIONS OF THE SENIOR FACILITIES


This Summary of Terms and Conditions outlines certain terms of the Senior Facilities referred to in the Commitment Letter, of which this Annex B is a part. Certain capitalized terms used herein are defined in the Commitment Letter.

BORROWER:             OSI Holdings Corp.
- - ---------

GUARANTORS:           Each of the Borrower's subsidiaries shall guaranty
- - -----------           (the "Guarantees") all obligations under the Senior

                      Facilities.

CO-ADMINISTRATIVE     Pearl Street and The Chase Manhattan Bank ("Chase").
- - -----------------
AGENTS:
- - -------

ARRANGING             Goldman Sachs or any of its affiliates and Chase
- - ---------             Securities
AGENTS:
- - -------

LENDERS:              Pearl Street, Chase and/or other financial institutions
- - --------

AMOUNT OF SENIOR      Up to $200 million of senior secured bank financing (the
- - ----------------      "Senior Facilities") to include:
SENIOR FACILITIES:
- - ------------------
                      (i)   $75 million senior term loan (the "Term Loan A")'

                      (ii) $75 million senior amortization extended term loan (the "Term Loan B" together with the Term Loan A, the "Term Facilities");

                      (iii) $50 million senior revolving credit facility (the
                            "Revolving Facility")

                      Pearl Street and Chase reserve the right to alter the amounts of the Term Loan A and the Term Loan B, provided that the aggregate amount of the Term Facilities shall be $150 million (any such alteration to be made only after consultation with the Borrower).

AVAILABILITY:         Term Facilities - One drawing may be made under each of
- - -------------         the Term Facilities on the Closing Date.

                      Revolving Facilities - Amounts available under the Revolving Facility may be borrowed after the Closing Date until the maturity date of the Revolving Facility. The maximum amounts available under the Revolving Facility will be reduced in amounts and on dates to be determined.

PURPOSE/USE OF        Term Facilities - To finance the acquisition, to
- - --------------        refinance certain existing indebtedness and to pay fees
PROCEEDS              and expenses associated therewith.
- - --------

                      Revolving Facility -  Up to $10 million of the
                      Revolving Facility may be used to finance the general corporate purposes of Borrower's subsidiaries. In addition up to $40 million may be utilized for Permitted Acquisitions (to be defined based upon portfolio eligibility requirements to be determined (in the case of portfolio purchases) and subject to satisfaction of certain pro forma leverage and interest coverage tests) for a period to be determined. Borrowings for Permitted Acquisitions in excess of $40 million may be permitted, subject to satisfaction by Borrower and its subsidiaries of certain minimum working capital and/or cash availability requirements to be determined.

MATURITIES:           Term Loan A            4 years
- - -----------           Term Loan B            6 years
                      Revolving Facility     5 years

CLOSING DATE:         The date on or before February 15, 1997 on which the
- - -------------         initial borrowers under the Senior Facilities are made.

AMORTIZATION:         The Term Facilities shall be amortized in equal
- - -------------         quarterly installments in the aggregate amounts
                      indicated for each year below:

                          Year
                        following
                          the               Term               Term
                      Closing Date          Loan A             Loan B
                      -------------        -------            -------
                           1             $12,000,000        $ 1,000,000
                           2             $18,000,000        $ 1,000,000
                           3             $20,000,000        $ 1,000,000
                           4             $25,000,000        $ 2,000,000
                           5                                $30,000,000
                           6                                $40,000,000

LETTERS OF CREDIT:  At the Borrower's option, a portion of the Revolving
- - -----------------   Facility not to exceed $5 million will be made available

                    for the issuance of letters of credit ("Letters of Credit").


INTEREST RATE:      All amounts outstanding under the Senior Facilities shall
- - --------------      bear interest, at the Borrower's option (provided that the
                    Borrower may not select the reserve adjusted Eurodollar
                    Rate until 60 days after the Closing Date), as follows:

                     A.     With respect to the Term Loan A:

                            (i)   at the Base Rate plus 1.50% per annum; or

                            (ii) at the reserve adjusted Eurodollar Rate plus 2.5% per annum.

                     B.     With respect to the Term Loan B:

                            (i)   at the Base Rate plus 2.00% per annum; or

                            (ii) at the reserve adjusted Eurodollar Rate plus 3.00% per annum.

                     C.     With respect to loans made under the Revolving
                            Facility:

                             (i)     at the Base Rate plus 1.50% per annum; or

                             (ii) at the reserve adjusted Eurodollar Rate plus 2.50% per annum.

                     As used herein, (x) the term "reserve adjusted Eurodollar Rate" shall have meaning customary and appropriate for financings of this type, and the base of calculating accrued interest and the interest periods for loans bearing interest at the reserve adjusted Eurodollar Rate shall be customary and appropriate for financings of this type and (y) the term Base Rate shall mean, at any time, the higher of (x) the rate announced by Chase from time to time as its prime rate for commercial lending and (y) the federal funds rate plus 1/2 of 1%. Upon the occurrence and continuance of an Event of Default, interest shall accrue at a rate equal to the rate on loans bearing interest at the rate determined by reference to the Base Rate plus an additional two percentage points (2.00%) per annum and shall be payable on demand.

INTEREST PAYMENTS:   Quarterly for loans bearing interest with reference to
- - ------------------   the Base Rate; on the last day of selected interest
                     periods (which shall be one, two, three or six months) for loans bearing interest with reference to the reserve adjusted Eurodollar Rate (and at the end of every three months, in the case of interest periods of longer than three months); and upon prepayment, in each case payable in arrears and computed on the basis of a 360-day year.

INTEREST RATE        Within 180 days following the Closing Date, the Borrower
- - -------------        will obtain interest rate protection through interest
PROTECTION:          rate swaps, caps or other agreements satisfactory to the
- - -----------          Arranging Agents against increases in the interest rates
                     with respect to not less than $50 million of the Term
                     Facilities for a period and with respect to rates to be determined.

FUNDING PROTECTION:  Customary for transactions of this type, including
- - -------------------  breakage costs, gross-up for withholding, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions.

COMMITMENT FEES:     Commitment fees equal to .50% per annum times the daily
- - ----------------     average unused portion of the Revolving Facility (reduced
                     by the amount of letters of credit issued and outstanding) shall accrue from the Closing Date and shall be payable quarterly in arrears on the unused portion of the Revolving Facility.

LETTER OF CREDIT     A fee of 2.50% per annum on the maximum amount which
- - ----------------     may be drawn thereunder shall be payable quarterly with
FEES:                respect to each Letter of Credit.  In addition, a
- - -----                fronting fee of .25% to the maximum amount which may be
                     drawn under each Letter of Credit shall be payable to the issuer of the Letter of Credit. In addition, certain customary fees assessed by the issuing lender shall be payable.

VOLUNTARY            The  Senior Facilities may be prepaid in whole or in
- - ---------            part  without premium or penalty other than the Call
PREPAYMENTS:         Premium set forth below (provided that loans bearing
- - ------------         interest with reference to the reserve adjusted
                     Eurodollar Rate shall be prepayable only on the last day of the related period). Voluntary prepayments of the Term Facilities shall be applied ratably among the Term
                     Facilities and to scheduled amortization payments pro rata.

MANDATORY            The Borrower shall make the following mandatory
- - ---------            prepayments (subject to certain exceptions and basket
PREPAYMENTS:         amounts to be negotiated in the definitive Loan
- - ------------         Documents):

                     1.     Asset sales - prepayments in the amount of all of
                            -----------
                            the net after tax cash proceeds of the sale or other disposition of any property or assets of the Borrower or its subsidiaries, other than net cash proceeds of sales or other dispositions of inventory in the ordinary course of business, payable no later than the first Business Day following the date of receipt;

                     2.     Equity Offerings - prepayments in an amount equal
                            ----------------
                            to 100% of the net cash proceeds received from the issuance of equity securities of the Borrower (but not sales of equity securities of Borrower by existing shareholders) or its subsidiaries, payable no later that the first Business Day following the date of receipt; provided that exceptions to such prepayment requirement, to be determined, shall apply to equity offerings (other than public offerings) the proceeds of which are designated for reinvestment in the businesses of the Borrower and its subsidiaries.

                     3.     Excess Cash Flow - prepayments in an amount equal
                            ----------------
                            to 50% of excess cash flow (to be defined, including adjustments with respect to that portion of cash flow relating to owned accounts receivable), payable within 100 days of fiscal year end, commencing with the fiscal year ending December 31, 1997; and

                     4.     Insurance/Condemnation Proceeds- prepayments in
                            -------------------------------
                            the amount of all net cash proceeds received from property and casualty insurance or condemnation awards, payable no later than the second Business Day following the date of receipt unless no event of default has occurred or is continuing and the Borrower uses such proceeds to repair, restore or replace the assets in respect of which such proceeds were received.

                    All such prepayment shall be applied without penalty or premium (except for any call premium as set forth below and breakage costs, if any) to repay, first outstanding loans under the Term Facilities and, second, outstanding loans (and to the permanent reduction of commitments) under the
                    Revolving Facility. All mandatory prepayments shall be applied ratably among the Term Facilities and pro rata to remaining scheduled amortization payments; provided that, at the election of the holders of the Term Loan B, the portion of proceed otherwise applied to prepay the Term Loan B, may be applied to the prepayment of the Term
                    Loan A.

SECURITY:           The Senior Facilities and each Guarantee will be secured
- - ---------           by first priority security interests in all assets,
                    including, without limitation, all property, plant and equipment, intangible assets and other personal, real and mixed property of the Borrower and its subsidiaries. In addition, the Senior Facilities shall be secured by a first priority security interest in 100% of the stock of each subsidiary of the Borrower and all intercompany debt.
                    All security arrangements shall be in form and substance reasonably satisfactory to the Arranging Agents and the Co-Administrative Agents.

REPRESENTATIONS     Customary and appropriate including without
- - ---------------     limitation,  due organization and authorization,
AND WARRANTIES      execution, delivery and enforceability of the Loan
- - --------------      Documents, financial condition, no material adverse
                    change, title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws, environmental and ERISA matters, consents and approvals and full disclosure.

COVENANTS:          Customary and appropriate affirmative and negative
- - ----------          covenants, including, without limitation, financial
                    covenants, related to minimum fixed charge coverage, minimum EBITDA, minimum interest coverage, a leverage test and a limitation on capital expenditures (such financial covenants to be structured in a manner appropriate for credits of this nature). Other covenants will include, without limitation, limitations on other indebtedness, liens, negative pledge, investments, guarantees, restricted junior payments
                    (dividends, redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, capital expenditures, portfolio purchases, lease, transactions with affiliates, including exceptions and baskets to be mutually agreed upon.


EVENTS OF DEFAULT:  Customary and appropriate including, without
- - -----------------   limitation, failure to make payments when due, defaults
                    under other agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, ERISA, impairment of security interests in collateral, invalidity of guarantees, and "changes of control" (to be defined in a mutually agreed upon manner).

CONDITIONS          1.     Satisfactory Documentation. The definitive
- - ----------                 --------------------------
PRECEDENT to               documentation evidencing the Senior Facilities
- - ------------               shall be prepared by counsel to the Arranging
INITIAL BORROWINGS:        Agents and shall be in form and substance
- - -------------------        reasonably satisfactory to the Arranging Agents
                           and the Lenders.

                    2.     Acquisition.  Concurrently with the borrowings
                           -----------
                           under the Term Facilities, the Acquisition shall be consummated, and all documentation relating thereto shall be in form and substance, reasonably satisfactory to Arranging Agents. Without limiting the generality of the foregoing, Arranging Agents shall be reasonably satisfied with the amount and terms of any debt of Payco or OSI not repaid concurrently with the consummation of the Acquisition.

                    3.     Subordinated Debt.  On or prior to the Closing
                           -----------------
                           Date, Borrower shall have received not less than $100 million in gross proceeds from the issuance of unsecured subordinated indebtedness on terms and conditions reasonably satisfactory to Arranging Agents, such amount to be applied in full to fund a portion of the purchase price paid in connection with the Acquisition.

                    4.     Security.  The Co-Administrative Agents, for the
                           ---------
                           benefit of the Lenders, shall have been granted perfected first priority security interests in all assets to the extent described above under the heading "Security" in form and substance reasonably satisfactory to the Arranging Agents.


                    5.     Environmental Matters.  The Lenders shall have
                           ----------------------
                           received information in form, scope and substance reasonably satisfactory to the Arranging Agents and the Lenders concerning any environmental liabilities.

                    6.     No Material Adverse Change.  Since the date of
                           --------------------------
                           the financials contained in the Management
                           Presentation, there shall not have been any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of OSI and its subsidiaries, or Payco and its Subsidiaries which the Arranging Agents, or Lenders, in their reasonable judgment, deem material.

                    7.     Financial Statements.  The Lenders shall have
                           ---------------------
                           received and be satisfied with the audited financial statements for OSI and its subsidiaries and Payco and its subsidiaries for the period ended December 31, 1995, and the unaudited financial statements for the most recently concluded monthly period.

                    8.     Consents and Approvals.  All necessary
                           -----------------------
                           governmental, third party and shareholder approvals in connection with the Senior Facilities, the transactions contemplated by the Senior Facilities, the Acquisition and otherwise referred to herein shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

                    9.     Payments of Amounts Due.  All costs, fees,
                           ------------------------
                           expenses (including, without limitation, legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated hereby payable to the Arranging Agents, the Co-Administrative Agents or the Lenders shall have been paid to the extent due.

                    10.    Capital Structure; Related Agreements.  All
                           --------------------------------------
                           agreements relating to, and the corporate structure of, OSI, Payco and their respective subsidiaries and all organizational documents of such entities and all material contracts, licenses, permits, franchises, insurance policies and other intangible rights shall be reasonably satisfactory to the Arranging Agents.

                    11.    Solvency Opinion and Other Reports.
                           -----------------------------------
                           Lenders shall have received a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to Co-Arranging Agents, to the effect that, after giving effect to the Acquisition and contemplated borrowings of the full amounts which will be available under the Senior Facilities and the Subordinated Debt, the Borrower on a consolidated basis will not be insolvent or rendered insolvent by the indebtedness incurred in connection therewith, or be left with unreasonably small capital with which to engage in business, or have incurred debts beyond its ability to pay such debts as they mature.

                    12.    Management and Business Plan.  The Arranging
                           -----------------------------
                           Agents shall be reasonably satisfied with the senior management of the Borrower and its subsidiaries, after giving effect to the Acquisition, and with the employment contracts with key employees and executives. The Arranging Agents should have received a business plan submitted by management of Borrower with respect to the incorporation of Payco into the Borrower's existing businesses, in form, scope and substance reasonably satisfactory to the Arranging Agents.

                      13.  Customary Closing Documents.  All documents
                           ----------------------------
                           required to be delivered under the definitive financing documents, including customary legal opinions, corporate records and documents from public officials and officers' certificates shall have been delivered.

CONDITIONS TO ALL   The conditions to all borrowings will include
- - -----------------   requirements relating to prior written notice of
BORROWINGS:         borrowing, the accuracy of representations and warranties,
- - -----------         and the absence of any default or potential event of
                    default, and will otherwise be customary and appropriate for financings of this type.

ASSIGNMENTS and     The Lenders may assign all or, in an amount of not
- - ---------------     less than $5 million any part of their share of the
PARTICIPATION:      Senior Facilities to affiliates or one or more banks,
- - --------------      financial institutions or other entities that are
                    eligible assignees (to be described in the Loan Documents) which are acceptable to the Co-Administrative Agents, such consent not to be unreasonably withheld, and upon such assignment, such affiliate, bank, financial institution or entity shall become a Lender for all purposes of the loan documentation; provided that assignments made to affiliates and other Lenders shall not be subject to the $5 million minimum assignment requirement. The Lenders will have the right to sell participations, subject to customary limitations on voting rights, in their share of the Senior Facilities.

REQUISITE LENDERS:  Lenders holding 51% of total commitments or exposure
- - ------------------  under the Senior Facilities, except that (x) any amendment which would disproportionately affect the holders of the Term Loan A, Term Loan B or the loans under the Revolving Facility shall not be effective without the approval of holders of 51% of such class of holders and (y) with respect to matters relating to the interest rates, maturity, amortization, collateral issues, the definition of Requisite Lenders etc. Requisite Lenders will be defined as Lenders holding 100% of total commitments of exposure, under the Senior Facilities.


TAXES, RESERVE      All payments are to be made free and clear of any taxes
- - --------------      (other than franchise  taxes  and  taxes  on overall net
REQUIREMENTS and    income) imposts, assessments, withholdings or other
- - ----------------    deductions whatsoever, Foreign Lenders shall furnish
INDEMNITIES:        to Agent appropriate certificates or other evidence of
- - ------------        exemption from U.S. federal tax withholding.
                    The Borrower will indemnify the Lenders against all increased costs of capital resulting from reserve requirements or otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions to the extent not taken into account in the calculation of the Base Rent or the Eurodollar Rate.

INDEMNITY:          Borrower will provide standard indemnification for the
- - ----------          Arranging Agents, Co-Administrative Agents and Lenders.

GOVERNING LAW and   The  Borrower will submit to the non-exclusive
- - -----------------   jurisdiction and venue of the federal and state courts
JURISDICTION:       of the State of New York and shall waive any right to
- - -------------       trial by jury.  New York law shall govern the Loan
                    Documents.

The foregoing is intended to summarize certain basic terms of the Senior Facilities. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Senior Facilities.

                                                PRELIMINARY COPY


                      PAYCO AMERICAN CORPORATION
               PROXY FOR SPECIAL MEETING OCTOBER [__], 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Dennis G. Punches, Neal R. Sparby and Susan Mathison, and each or any of them, proxies with full power of substitution, to vote all stock of Payco American Corporation, a Wisconsin corporation, which the undersigned is entitled to vote at the Special Meeting of the Company to be held at its offices located at 180 North Executive Drive, Brookfield, Wisconsin 53005, on [_______], October [___], 1996, at 9:00 a.m. local time and at any adjournment thereof:

     1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 13, 1996, AMONG PAYCO AMERICAN CORPORATION, OSI HOLDINGS CORP. AND BOXER ACQUISITION CORP.


        ___   FOR        ___   AGAINST              ___   ABSTAIN



IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREON WILL BE
VOTED
IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, EXCEPT THAT SHARES REPRESENTED BY PROXIES WHICH HAVE BEEN VOTED "AGAINST" THE MERGER AGREEMENT AND THE MERGER WILL NOT BE USED TO VOTE "FOR" POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF ALLOWING ADDITIONAL TIME FOR SOLICITING ADDITIONAL VOTES FOR THE MERGER AGREEMENT AND THE MERGER.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated September [__], 1996.

                              Date Signed:
                                          -------------------


                              --------------------------------
                              Signature


                              --------------------------------
                              Signature

                              Please sign exactly as name appears hereon.
                              If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other capacity, please state in full title as such.

YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE
ENCLOSED
ENVELOPE.